UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.   )

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Spirit of Texas Bancshares, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 16, 2021

Dear Fellow Shareholder:

On behalf of our Board of Directors, I invite you to attend the 2021 annual meeting of shareholders to be held on Thursday, May 27, 2021, at 12:00 p.m., local time. The purposes of the meeting are set forth in the accompanying notice of 2021 annual meeting of shareholders and proxy statement.

In light of public health concerns regarding the ongoing COVID-19 pandemic, the annual meeting will be held in a virtual meeting format only. You will not be able to attend the annual meeting physically.

As described in the accompanying proxy materials, you are entitled to participate in the annual meeting if you were a shareholder as of the close of business on April 1, 2021, the record date, or hold a legal proxy for the meeting provided by your bank, broker, or nominee. You are invited to attend and vote your shares at the annual meeting live via webcast. In order to attend the annual meeting, you must register at www.proxydocs.com/STXB. You will be asked to provide the control number located inside the shaded gray box on your Notice or proxy card as described in the Notice or proxy card. After the completion of your registration, further instructions, including a unique link to access the annual meeting, will be emailed to you.

Whether or not you plan to attend the annual meeting, it is important that your shares be represented. Please take a moment to complete, date, sign and return the enclosed proxy card as soon as possible, or use Internet or telephone voting according to the instructions on the proxy card. You may also attend and vote at the annual meeting live via webcast.

We appreciate your continued support of our company and look forward to seeing you at the 2021 annual meeting of shareholders.

Sincerely,
/s/ Dean O. Bass
Dean O. Bass Chairman and Chief Executive Officer

1836 Spirit of Texas Way

Conroe, Texas 77301

(936) 521-1836

NOTICE OF 2021 ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of Spirit of Texas Bancshares, Inc.:

The 2021 annual meeting of shareholders (the “2021 annual meeting”) of Spirit of Texas Bancshares, Inc. (the “Company”) will be held on Thursday, May 27, 2021, at 12:00 p.m., local time, for the following purposes:

1.

to elect Allen C. Jones, IV, Akash J. Patel, H. D. Patel and Thomas C. Sooy to serve as Class II directors of the Company until the Company’s 2024 annual meeting of shareholders and until their respective successors are duly elected and qualified or until their earlier death, resignation or removal;

2.	to ratify the audit committee’s appointment of BDO USA, LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2021; and
3.	to transact such other business as may properly come before the 2021 annual meeting or any adjournment or postponement thereof.

In light of public health concerns regarding the coronavirus outbreak, the 2021 annual meeting will be held in a virtual meeting format only. You will not be able to attend the 2021 annual meeting physically.

As described in the accompanying proxy materials, you are entitled to participate in the 2021 annual meeting if you were a shareholder as of the close of business on April 1, 2021, the record date, or hold a legal proxy for the meeting provided by your bank, broker, or nominee. You are invited to attend and vote your shares at the annual meeting live via webcast. In order to attend the 2021 annual meeting, you must register at www.proxydocs.com/STXB. You will be asked to provide the control number located inside the shaded gray box on your Notice or proxy card as described in the Notice or proxy card. After completion of your registration, further instructions, including a unique link to access the annual meeting, will be emailed to you.

Only shareholders of record at the close of business on April 1, 2021, the record date, will be entitled to receive notice of and to vote at the 2021 annual meeting. For instructions on voting, please refer to the enclosed proxy card or voting information form. A shareholder of record may inspect the list of shareholders entitled to vote at the 2021 annual meeting at the main office of Spirit of Texas Bank, located at 1836 Spirit of Texas Way, Conroe, Texas 77301, for a period of ten days prior to the 2021 annual meeting. This list will also be available to shareholders during the 2021 annual meeting. Credentials for accessing and viewing the list will be provided to you after the completion of your registration to attend the 2021 annual meeting.

We are mailing a Notice of Internet Availability of Proxy Materials commencing on or about April 16, 2021 to all shareholders of record as of the record date. We will send you paper copies of the accompanying Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2020 upon request by following the instructions in our Notice of Internet Availability of Proxy Materials.

By Order of the Board of Directors,
Conroe, Texas April 16, 2021	/s/ Jerry D. Golemon Jerry D. Golemon Secretary of the Board and Chief Operating Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 27, 2021

You may access this Notice and Proxy Statement, our Annual Report on Form 10-K for the year ended December 31, 2020 and our form of proxy at https://www.proxydocs.com/STXB, which does not have “cookies” that identify visitors to the site. The Important Notice Regarding the Availability of Proxy Materials includes instructions for shareholders to request, at no charge, a printed copy of these materials. In addition, our Notice and Proxy Statement and Annual Report are available on our website at ir.sotb.com/shareholder-services/annual-meeting.

1836 Spirit of Texas Way

Conroe, Texas 77301

(936) 521-1836

PROXY STATEMENT FOR

2021 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 27, 2021

Unless the context otherwise requires, references in this proxy statement to “we,” “us,” “our,” “our Company,” or “the Company” refer to Spirit of Texas Bancshares, Inc., a Texas corporation and registered bank holding company, and its consolidated subsidiaries as a whole; references to the “Bank” refer to Spirit of Texas Bank, SSB, a Texas state savings bank and wholly-owned subsidiary of the Company. In addition, unless the context otherwise requires, references to “shareholders” are to the holders of outstanding shares of our common stock, no par value per share (“common stock”).

This proxy statement is being furnished in connection with the solicitation of proxies by the board of directors of the Company (the “board of directors”) for use at the 2021 annual meeting of shareholders of the Company to be held on Thursday, May 27, 2021 at 12:00 p.m., local time, and any adjournment or postponement thereof (the “2021 annual meeting”) for the purposes set forth in this proxy statement (this “proxy statement”) and the accompanying notice of 2021 annual meeting of shareholders (the “notice”). Our 2020 annual report to shareholders (the “2020 annual report”), which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (the “2020 Form 10-K”), accompanies this proxy statement. Our 2020 annual report is not incorporated into this proxy statement and is not to be considered a part of this proxy statement or as soliciting material.

In light of public health concerns regarding the coronavirus outbreak, the 2021 annual meeting will be held in a virtual meeting format only. You will not be able to attend the 2021 annual meeting physically.

As described in the accompanying proxy materials, you are entitled to participate in the 2021 annual meeting if you were a shareholder as of the close of business on April 1, 2021, the record date, or hold a legal proxy for the meeting provided by your bank, broker, or nominee. You are invited to attend and vote your shares at the 2021 annual meeting live via webcast. In order to attend the 2021 annual meeting, you must register at www.proxydocs.com/STXB. You will be asked to provide the control number located inside the shaded gray box on your Notice or proxy card as described in the Notice or proxy card. After completion of your registration, further instructions, including a unique link to access the 2021 annual meeting, will be emailed to you.

This proxy statement, the notice, our 2020 annual report and the enclosed proxy card are first being sent to shareholders on or about April 16, 2021. You should read the entire proxy statement carefully before voting.

ABOUT THE 2021 ANNUAL MEETING

When and where will the 2021 annual meeting be held?

The 2021 annual meeting is scheduled to take place at 12:00 p.m., local time, on Thursday, May 27, 2021. In light of public health concerns regarding the coronavirus outbreak, the 2021 annual meeting will be held in a virtual meeting format only. You will not be able to attend the 2021 annual meeting physically.

As described in the accompanying proxy materials, you are entitled to participate in the 2021 annual meeting if you were a shareholder as of the close of business on April 1, 2021, the record date, or hold a legal proxy for the meeting provided by your bank, broker, or nominee. You are invited to attend and vote your shares at the 2021 annual meeting live via webcast. In order to attend the 2021 annual meeting, you must register at www.proxydocs.com/STXB by 5:00 p.m., Eastern Time on May 26, 2021 (the “Registration Deadline”). You will be asked to provide the control number located inside the shaded gray box on your Notice or proxy card as described in the Notice or proxy card. After completion of your registration by the Registration Deadline, further instructions, including a unique link to access the 2021 annual meeting, will be emailed to you.

What is the purpose of the 2021 annual meeting?

At the 2021 annual meeting, shareholders will act upon the following matters:

1.

to elect Allen C. Jones IV, Akash J. Patel, H.D. Patel and Thomas C. Sooy to serve as Class II directors of the Company until the Company’s 2024 annual meeting of shareholders and until their respective successors are duly elected and qualified or until their earlier death, resignation or removal;

2.	to ratify the audit committee’s appointment of BDO USA, LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2021; and
3.	to transact such other business as may properly come before the 2021 annual meeting or any adjournment or postponement thereof.

Who is soliciting my vote?

Our board of directors is soliciting your vote for the 2021 annual meeting.

What is a proxy?

A proxy is a legal designation of another person, the proxy, to vote on your behalf. By completing and returning the enclosed proxy card, or registering your proxy vote by telephone or over the Internet, you are giving the named proxies, who were appointed by our board of directors, the authority to vote your shares at the 2021 annual meeting, or any adjournment or postponement thereof, in the manner that you indicate on your proxy card or by phone or Internet.

What is a proxy statement?

A proxy statement is a document that describes the matters to be voted upon at the shareholder meeting and provides additional information about the Company. Pursuant to regulations of the Securities and Exchange Commission (the “SEC”), we are required to provide you with a proxy statement containing certain information when we ask you to sign and return a proxy card to vote your shares of our common stock at meeting of the Company’s shareholders.

Who is entitled to vote at the 2021 annual meeting?

The holders of record of the outstanding shares of our common stock on April 1, 2021, which is the date that the board of directors has fixed as the record date for the 2021 annual meeting (the “record date”), are entitled to vote at the 2021 annual meeting. As of April 1, 2021, there were 17,136,553 outstanding shares of common stock. Each holder of record of our common stock on the record date will be entitled to one vote for each share held on all matters to be voted upon at the 2021 annual meeting.

How do I vote?

The process for voting your shares depends on how your shares are held. See “What is the difference between a shareholder of record and a “street name” holder?”

Shareholder of Record. If you are a “shareholder of record” on the record date for the 2021 annual meeting, you may vote by proxy or you may virtually attend the 2021 annual meeting and vote live via webcast. If you are a record holder and want to vote your shares by proxy, you may vote using any of the following methods:

•

indicate on the proxy card applicable to your shares of common stock how you want to vote and sign, date and mail your proxy card in the enclosed pre-addressed postage-paid envelope as soon as possible to ensure that it will be received in advance of the 2021 annual meeting;

•	go to the website www.proxypush.com/STXB and follow the instructions for Internet voting on that website; or
•	vote over the telephone by following the instructions in the proxy card.

The Company must receive your vote no later than the time the polls close for voting at the 2021 annual meeting for your vote to be counted at the 2021 annual meeting. Please note that Internet voting will close at 1:00 a.m., local time, on May 27, 2021.

Voting your shares by proxy will enable your shares of common stock to be represented and voted at the 2021 annual meeting if you do not virtually attend the 2021 annual meeting and vote your shares live via webcast. By following the voting instructions in the materials you receive, you will direct the designated persons (known as “proxies”) to vote your shares of common stock at the 2021 annual meeting in accordance with your instructions. The board of directors has appointed Jerry D. Golemon and Steven M. Morris to serve as the proxies for the 2021 annual meeting. If you vote by Internet or telephone, you do not have to return your proxy or voting instruction card.

Street Name Holders. If your shares of common stock are held in “street name,” your ability to vote over the Internet depends on the voting process of your broker, bank or other nominee. You should follow the instructions on the voting instruction card of your broker, bank or other nominee.

To vote the shares that you hold in “street name” live via webcast at the 2021 annual meeting, you should follow the instructions provided by your broker, bank or other nominee.

How do I attend the 2021 annual meeting?

The health and safety of our shareholders and employees are of paramount concern to our board of directors and management. In light of the ongoing COVID-19 pandemic, we are holding the 2021 annual meeting in a virtual meeting format only. You will be provided the opportunity to participate in the 2021 annual meeting by means of remote communication. Shareholders will not be able to attend the 2021 annual meeting in person.

The process for virtually attending the 2021 annual meeting depends on how your shares are held. See “What is the difference between a shareholder of record and a “street name” holder?

Shareholder of Record. If you are a “shareholder of record” on the record date for the 2021 annual meeting, you will need your control number located inside the shaded gray box on your Notice or proxy card in order to ask questions and vote at the 2021 annual meeting via live webcast.

Street Name Holders. If your shares of common stock are held in “street name,” to register to attend the 2021 annual meeting, you must submit a legal proxy from your broker, bank or other nominee, (1) confirming that you were the beneficial owner of those shares as of the close of business on the record date, (2) stating the number of shares of which you were the beneficial owner that were held for your benefit at that time by that broker, bank or other nominee, and (3) appointing you as the record holder’s proxy to vote the shares covered by that proxy at the 2021 annual meeting. If you fail to submit a nominee-issued proxy to the 2021 annual meeting, you will not be able to vote your nominee-held shares live via webcast at the 2021 annual meeting.

What is the difference between a shareholder of record and a “street name” holder?

If your shares are registered directly in your name with Computershare Trust Company, N.A., the Company’s stock transfer agent, you are considered the “shareholder of record” with respect to those shares. This proxy statement and the enclosed proxy card have been sent directly to you by Computershare Trust Company, N.A. at the Company’s request.

If your shares are held in a brokerage account or by a bank or other nominee, the nominee is considered the record holder of those shares. You are considered the beneficial owner of these shares, and your shares are held in “street name.” This proxy statement and the enclosed proxy card or voting instruction card have been forwarded to you by your nominee. As the beneficial owner, you have the right to direct your nominee concerning how to vote your shares by using the voting instructions your nominee included in the mailing or by following its instructions for voting.

What constitutes a quorum for the 2021 annual meeting?

A quorum will be present at a meeting of shareholders if the holders of a majority of the outstanding shares entitled to vote at the 2021 annual meeting on the applicable matter are present in person by means of remote communication or represented by proxy at the 2021 annual meeting. Each record holder of shares of common stock is entitled to one vote for each share of common stock registered, on the record date, in such holder’s name on the books of the Company on all matters to be acted upon at the 2021 annual meeting. Our second amended and restated certificate of formation (“Certificate of Formation”) prohibits cumulative voting.

What percentage of the vote is required to approve each proposal?

Assuming the presence of a quorum, the affirmative vote of the holders of a plurality of the votes cast at the 2021 annual meeting is required for the election of the director nominees (Proposal 1). The four Class II director nominees who receive the most votes from the holders of the outstanding shares of common stock for their election at the 2021 annual meeting will be elected.

The ratification of BDO USA, LLP’s appointment as the Company’s independent registered public accounting firm (Proposal 2) will require the affirmative vote of the holders of a majority of the votes cast at the 2021 annual meeting regarding that proposal.

What is a broker non-vote?

A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. Your broker, bank or other nominee has discretionary authority to vote your shares with respect to the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm (Proposal 2). In the absence of specific instructions from you, your broker, bank or other nominee does not have discretionary authority to vote your shares with respect to the election of directors (Proposal 1).

How are broker non-votes and abstentions treated?

A broker non-vote or a withholding of authority to vote with respect to one or more nominees for director will not have the effect of a vote against such nominee or nominees because broker non-votes and abstentions are counted for purposes of determining the presence or absence of a quorum, but are not counted as votes cast at the 2021 annual meeting. Any abstentions will not have the effect of a vote against the proposal to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm. Because the ratification of the appointment of the independent registered public accounting firm is considered a routine matter and a broker or other nominee may generally vote on routine matters, no broker non-votes are expected to occur in connection with this proposal.

What are the recommendations of board of directors on how I should vote my shares?

The board of directors recommends that you vote your shares as follows:

Proposal 1—FOR the election of each director nominee; and

Proposal 2—FOR the ratification of the appointment of BDO USA, LLP.

How will my shares be voted if I return a signed and dated proxy card, but do not specify how my shares will be voted?

If you are a record holder who returns a completed proxy card that does not specify how you want to vote your shares on one or more proposals, the proxies will vote your shares for each proposal as to which you provide no voting instructions, and such shares will be voted in the following manner:

Proposal 1—FOR the election of each director nominee; and

Proposal 2—FOR the ratification of the appointment of BDO USA, LLP.

If you are a “street name” holder and do not provide voting instructions on one or more proposals, your bank, broker or other nominee will be unable to vote those shares on the election of directors (Proposal 1), but such nominee will have discretion to vote on the ratification of the appointment of BDO USA, LLP (Proposal 2). See “What is a broker non-vote?”

What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. Similarly, if you are a shareholder of record and hold shares in a brokerage account, you will receive a proxy card for shares held in your name and a voting instruction card for shares held in “street name.” Please complete, sign, date and return each proxy card and voting instruction card that you receive to ensure that all your shares are voted.

May I change my vote after I have submitted my proxy card?

Yes, if you own common stock of record, you may revoke your proxy or change your voting instructions at any time before your shares are voted at the 2021 annual meeting by:

•

delivering to the Company prior to the 2021 annual meeting a written notice of revocation addressed to: Spirit of Texas Bancshares, Inc., 1836 Spirit of Texas Way, Conroe, Texas 77301, Attn: Corporate Secretary;

•

completing, signing and returning a new proxy card with a later date than your original proxy card, prior to such time that the proxy card for any such holder of common stock must be received, and any earlier proxy will be revoked automatically;

•	logging onto the Internet website specified on your proxy card in the same manner you would to submit your proxy electronically and following the instructions indicated on the proxy card; or
•

attending the 2021 annual meeting virtually and voting live via webcast, and any earlier proxy will be revoked. However, attending the 2021 annual meeting without voting in person will not revoke your proxy.

If your shares are held in “street name” and you desire to change any voting instructions you have previously given to the record holder of the shares of which you are the beneficial owner, you should contact the broker, bank or other nominee holding your shares in “street name” in order to direct a change in the manner your shares will be voted.

What are the solicitation expenses and who pays the cost of this proxy solicitation?

The board of directors is asking for your proxy, and we will pay all of the costs of soliciting shareholder proxies. In addition to the solicitation of proxies via mail, our officers, directors and employees may solicit proxies personally or by other means of communication, without being paid additional compensation for such services. The Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding the proxy materials to beneficial owners of common stock.

Are there any other matters to be acted upon at the 2021 annual meeting?

Management does not intend to present any business at the 2021 annual meeting for a vote other than the matters set forth in the notice, and management has no information that others will do so. The proxy also confers on the proxies the discretionary authority to vote with respect to any matter properly presented at the 2021 annual meeting. If other matters requiring a vote of the shareholders properly come before the 2021 annual meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented by the proxies held by them in accordance with applicable law and their judgment on such matters.

Where can I find voting results?

The Company will publish the voting results from the 2021 annual meeting in a Current Report on Form 8-K, which will be filed with the SEC within four business days following the 2021 annual meeting.

How can I communicate with the board of directors?

To communicate with the board of directors, shareholders should submit their comments by sending written correspondence by mail or courier to Spirit of Texas Bancshares, Inc., 1836 Spirit of Texas Way, Conroe, Texas 77301, Attn: Corporate Secretary; or by email at jgolemon@sotb.com. Shareholder communications will be sent directly to the specific director or directors of the Company indicated in the communication or to all members of the board of directors if not specified.

Who can help answer my questions?

The information provided above in this “Question and Answer” format is for your convenience only and is merely a summary of the information contained in this proxy statement. We urge you to carefully read this entire proxy statement and the accompanying 2020 annual report. If you have additional questions about this proxy statement or the 2021 annual meeting, you should contact Jerry D. Golemon by mail at Spirit of Texas Bancshares, Inc., 1836 Spirit of Texas Way, Conroe, Texas 77301, or by telephone at (936) 521-1836.

PROPOSAL 1 – ELECTION OF DIRECTORS

Number of Directors; Term of Office

Our Amended and Restated Bylaws (“Bylaws”) provide that the number of directors shall be set by a majority vote of the entire board of directors. Currently, the number of directors for the Company is set at thirteen, all of which are filled.

Pursuant to our Certificate of Formation and Bylaws, our board of directors is divided into three classes, denominated as Class I, Class II and Class III. Members of each class hold office for staggered three-year terms. At each annual meeting of our shareholders, the successors to the directors whose term expires at that meeting will be elected to serve until the third annual meeting after their election or until their successors have been elected and qualified or until their earlier death, resignation or removal. Individuals appointed to fill vacancies resulting from an increase in the number of directors will serve until the next meeting of shareholders at which directors are elected, provided that the board of directors may not fill more than two such directorships during the period between any two successive meetings of the shareholders at which directors are elected.

Nominees for Election

The corporate governance and nominating committee has recommended to our board of directors, and the board of directors has approved the nomination of, the following individuals to serve as the four Class II directors of the Company until our 2024 annual meeting of shareholders and until their respective successors are duly elected and qualified or until their earlier death, resignation or removal:

Name of Nominee	Age	Position	Director Since
Class II
Allen C. Jones, IV	71	Director of the Company	2019
Akash J. Patel	38	Director of the Company and the Bank	2009
H. D. Patel	77	Director of the Company and the Bank	2016(1)
Thomas C. Sooy	74	Director of the Company and the Bank	2010

(1)	Mr. Patel served on the boards of directors of the Company and the Bank from 2008 to July 2015 and was re-appointed to the boards of directors in October 2016.

Each of the nominees was approved by our board of directors upon the recommendation of the corporate governance and nominating committee. In addition, each of the nominees has agreed to serve as a director, if elected, for their respective term. If any of the nominees should become unable to serve as a director, our board of directors may designate a substitute nominee. In that case, the persons named on the proxy card as proxies may vote for the substitute nominee or nominees recommended by our board of directors. We have no reason to believe that any of the four nominees for election named above will be unable to serve.

Information Regarding Director Nominees

Allen C. “Dick” Jones, IV is and has been the owner and manager of cattle and hunting operations through Jones Ranch LLC, a ranch that began in south Texas in 1895, since 1996. In addition to ranching, Mr. Jones’ other business activities include directorships with The First National Bank of Hebbronville and The First National Bank of Beeville and Mesteña Operations, Ltd. of Corpus Christi, Texas. He currently serves as a director for the Texas Wildlife Association, the Texas and Southwestern Cattle Raisers Association, an honorary director of the Texas and Southwestern Cattle Raisers Foundation and a Trustee of Texas A&M-Kingsville Foundation. He is a member of the Gulf Coast Conservation Association and First Methodist Church of Corpus Christi. Mr. Jones graduated from Texas Military Institute and attended Texas A&I Business School in Kingsville, Texas. Mr. Jones’ business experience and agricultural expertise qualifies him to serve on our board of directors.

Akash J. Patel is an engineer at Energy Flow Systems, Inc. and has served in that position since August 2005. He has served on the boards of directors of the Company and the Bank since 2009. He is currently a committee member of the IHG Emerging Leaders Council, an active member of the Houston Minority Supplier Development Council and a 2015 committee member of Asian American Hotel Owners Association—Houston Region. Mr. Patel has created and initiated programs involving Hotel Rooms for Charity and the donation of bedding supplies to battered women shelters. Mr. Patel received his Bachelor of Science degree in computer engineering and math from the University of Houston in 2004. Mr. Patel’s business experience and extensive involvement in the community qualify him to serve on our board of directors.

H. D. Patel is board certified in Internal Medicine, Gastroenterology and started a private group practice in 1980. He served on the boards of directors of the Company and the Bank from 2008 to July 2015 and was re-appointed to the boards of directors again starting in October 2016. Dr. Patel gained notoriety as the corporate Medical Director and the original founder of Triumph Hospital. From 2007 to 2009, Dr. Patel served as an organizer and director of Third Coast Bank, SSB in Humble, Texas. Furthermore, Dr. Patel was an original founder and director of Royal Oaks Bank. Dr. Patel has been involved as an investor and advisory director at Sterling Bank and United Central Bank, as well as serving on various committees of each. Dr. Patel currently serves as Chairman of Gujarati Samaj of Houston and has been closely involved with political activities in Houston and Gujarat (India). After receiving his Bachelor of Medicine and Surgery from M.S. University Vadodara, India in 1969, Dr. Patel earned his Medical Degree in internal medicine from Queen’s Medical Center in 1975, and completed a fellowship in Gastroenterology in 1978. Mr. Patel’s experience serving on boards of directors of banks qualifies him to serve on our board of directors.

Thomas C. Sooy is the former owner of Tom Sooy & Co., a commercial real estate and commercial mortgage brokerage company Mr. Sooy ran from 1996 to 2000 and again from 2003 to 2006. From 2000 to 2003, Mr. Sooy was Executive Vice President and Chief Lending Officer of Union Planters Bank—Houston. Since 2006, Mr. Sooy has engaged in private investment and has otherwise retired from the real estate business. He has served on the boards of directors of the Company and the Bank since 2010. Prior to starting his real estate companies, Mr. Sooy spent more than 26 years in commercial banking in the greater Houston area, primarily as Executive Vice President of Charter Bancshares, Inc. and its subsidiary banks, serving in the capacity of Chief Credit Officer, and serving on the board of directors from 1978 to 1996. Mr. Sooy served as Chief Executive Officer of Charter National Bank—Colonial from 1978 to 1996. Additionally, Mr. Sooy served with the Office of the Comptroller of the Currency as a national bank examiner from 1970 to 1978. Mr. Sooy holds a Bachelor of Business Administration degree in Finance from Texas A&M University earned in 1970. Mr. Sooy’s business experience and banking experience qualify him to serve on the Spirit board of directors.

 Election Procedures

The affirmative vote of a plurality of the votes cast at an annual meeting at which a quorum is present is required for the election of each of the nominees for director. This means that the four director nominees who receive the most votes from the holders of the outstanding shares of common stock for their election at the 2021 annual meeting will be elected to the four respective board seats.

Unless the authority to vote for the election of directors is withheld as to one or more of the nominees, all shares of common stock represented by proxy will be voted FOR the election of the nominees. If the authority to vote for the election of directors is withheld as to one or more but not all of the nominees, all shares of common stock represented by any such proxy will be voted FOR the election of the nominee or nominees, as the case may be, as to whom such authority is not withheld.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE
NOMINEES LISTED ABOVE TO THE BOARD OF DIRECTORS.

PROPOSAL 2 – RATIFICATION OF THE AUDIT COMMITTEE’S APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee has appointed BDO USA, LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2021. The board of directors is seeking at the 2021 annual meeting the ratification of the appointment of BDO USA, LLP for the 2021 fiscal year. Assuming a quorum is present, the ratification of such appointment will require the affirmative vote of the holders of a majority of the votes cast at the 2021 annual meeting.

Shareholder ratification of the selection of BDO USA, LLP as our independent registered public accounting firm for the 2021 fiscal year is not required by our Bylaws, state law or otherwise. However, the board of directors is submitting the selection of BDO USA, LLP to our shareholders for ratification as a matter of good corporate governance. If the shareholders fail to ratify the selection, the audit committee will consider this information when determining whether to retain BDO USA, LLP for future services. Even if the appointment is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time if it is determined that such a change would be in the best interests of the Company.

Representatives of BDO USA, LLP are expected to virtually attend the 2021 annual meeting and will be afforded the opportunity to make a statement if he or she desires to do so, and to answer appropriate questions.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY THE
APPOINTMENT OF BDO USA, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM FOR FISCAL YEAR 2021.

BOARD OF DIRECTORS AND COMMITTEE MATTERS

General

Our board of directors has set the number of directors for the Company at thirteen, and is divided into three classes of directors, serving staggered three-year terms. One-third of our board of directors is elected by our shareholders at each annual meeting of shareholders for a term of three years, and the elected directors hold office until their successors are elected and qualified or until their earlier death, resignation or removal.

Continuing Directors

A brief description of the background of each of our continuing Class I and Class III directors, together with the experience, qualifications, attributes or skills that caused our board of directors to determine that the individual should serve as a director, is set forth below. Similar information for each of Messrs. Jones, A. Patel, H. D. Patel, and Sooy as Class II directors, who has each been nominated to serve in such role, has been provided above.

No director has any family relationship, as defined in Item 401 of Regulation S-K, with any other director or executive officer. In addition, during the previous 10 years, no director, director nominee, or executive officer of the Company was the subject of a legal proceeding that is material to an evaluation of the ability or integrity of any such person to serve in such capacity.

Name	Age	Position (Company / Bank)	Director Since
Class I
Dean O. Bass	70	Chairman and Chief Executive Officer of the Company and the Bank	2008
Robert S. Beall	62	Director of the Company and the Bank	2013
Steven Gregory Kidd	61	Director of the Company and the Bank	2019
Steven M. Morris	69	Director of the Company and the Bank	2008
William K. Nix	59	Director of the Company and the Bank	2018

Class III
David M. McGuire	57	President and Director of the Company and Chief Lending Officer and Director of the Bank	2009
Thomas Jones, Jr.	65	Director of the Company and the Bank	2008(1)
Leo T. Metcalf, III	73	Director of the Company and the Bank	2010
Nelda Luce Blair	63	Director of the Company and the Bank	2019

(1)

Mr. Jones served on our board of directors from November 2008 to February 2017 and has served since July 2017. He also served on the board of directors of the Bank from November 2008 to May 2017 and has served since July 2017.

Dean O. Bass is the Chairman and Chief Executive Officer of the Company and the Bank and has served in those positions since their inception in 2008. Prior to joining the Company, Mr. Bass founded and served as President and Chief Executive Officer of Royal Oaks Bank, SSB, from 2001 to 2007. Previously, from 1996 to 2000, Mr. Bass was employed by Horizon Capital Bank where he served as Senior Vice President. Mr. Bass has been involved in the formation of several de novo banking offices and branches and has served in bank officer positions ranging from Executive Vice President to President and Chief Executive Officer/Chairman of the Board. Additionally, Mr. Bass was a National Bank Examiner for the Office of the Comptroller of the Currency from 1975 through 1979. Mr. Bass has served as a director and member of the executive committee of the Texas Bankers Association. He was the 2016 Chairman of the Community Bankers Council. Mr. Bass is an appointed member of The Woodlands Area Economic Development Partnership Board and the Greater Conroe Economic Development Council Board. Mr. Bass received his Bachelor of Business Administration degree from Abilene Christian University in 1973. With over 44 years of banking experience, Mr. Bass’s extensive business and banking experience and his community involvement and leadership skills qualify him to serve as our Chairman and Chief Executive Officer.

Robert S. Beall is President and Chief executive officer of R.S. Beall Investments, Inc., a company engaged in various private investments related to real estate and financial services. He has served on the boards of directors of the Company and the Bank since 2013. Mr. Beall founded R.S. Beall Investments, Inc. in 1995. Prior to starting R.S. Beall Investments, Inc., from 2001 to 2003, Mr. Beall served as regional president of US Concrete, Inc., a publicly traded company. In 1981, he founded Beall Concrete, Inc., a manufacturer of concrete in Dallas and Fort Worth, Texas, which evolved into Beall Industries, Inc. with several different construction product lines and services. In 2000, Mr. Beall sold his company to US Concrete of

Houston. He previously served as the Chairman of the Board of Directors for Peoples Bank of Colleyville, Texas. Mr. Beall’s community service includes being the former chairman of the Child Study Center in Fort Worth and the Chairman of the Board of Advisors for the College of Business at the University of Oklahoma. Mr. Beall earned his Bachelor of Business Administration degree in Accounting from the University of Oklahoma in 1979 and his Master of Business Administration degree from Southern Methodist University in 1981. Mr. Beall’s extensive business experience and leadership skills qualify him to serve on our board of directors.

Steven Gregory Kidd has served as General Partner of KPL since 2011. KPL is a limited partnership that owned 100% of the common stock of CBI and CSB prior to the Merger. From 1980 to 2016, Mr. Kidd was an officer and co-owner of Jerry Kidd Oil Company, Inc., which owns and operates convenience stores and gas stations branded as “Kidd Jones” throughout East Texas. Since 1981, Mr. Kidd has been a director of CSB, serving as Chairman of the Board since 2011. Mr. Kidd has been a director of CBI since its formation in 1984 and has served as Chairman of the Board since 2011. Mr. Kidd currently serves on the Boards of Directors of several Christian-based non-profit organizations, including Strong Marriages, Grace Bridge and The Master Cares. Mr. Kidd’s business experience, expertise in the oil and gas industry and community connections qualify him to serve on our board of directors.

Steven M. Morris is a business and financial consultant and certified public accountant, beginning his career with Arthur Young & Company, an international accounting firm. Mr. Morris is the Founder and President of TransTexas Enterprises, Inc., a private investment firm located in Cypress, Texas. Mr. Morris is also the managing director of Barkers Point Properties, LLC, a real estate investment company. He has served on the boards of directors of the Company and the Bank since 2008. He is the former chairman of the Twelfth Man Foundation, a private 501(c)(3) corporation located in College Station, Texas. Additionally, Mr. Morris serves on the board of Crossroads Christian Counseling, Inc. and as a director of 127 Pure, a 501(c)(3) corporation located in Cumming, Georgia. In the past, he has served on various public and private boards, including audit committee chairman of Quicksilver Resources, Inc. and Bank of Tanglewood of Houston, Texas. Mr. Morris has been an elder in his church for the past 18 years and a Habitat for Humanity volunteer and participates in annual mission trips supporting an orphanage in India. He received his BBA in Accounting from Texas Tech University in 1974. Mr. Morris’ business experience, public accounting experience and public company experience qualifies him to serve on our board of directors.

William K. “Kendall” Nix was appointed as a director of the Company and the Bank in November 2018, in connection with the completion of the Company’s acquisition of Comanche National Corporation and The Comanche National Bank. Mr. Nix served as Vice Chairman of the Bank from November 2018 to November 2020. Mr. Nix was named an advisory director of The Comanche National Bank in May 1990 and was named director in March 1992. He was appointed Vice Chairman of The Comanche National Bank in March 2002 and became Chairman in March 2004. Mr. Nix became a director of Comanche National Corporation at its inception in March 2001 and became Vice President in June 2001. He became President and Chief Executive Officer of Comanche National Corporation in December 2005 and Chairman and Chief Executive Officer in March 2009. He is currently a member of the Board of Trustees of The Terrell Foundation, a charitable foundation serving the communities in and around Erath County, Texas and is co-managing trustee of the W. L. & Barbara Terrell Nix Foundation, a charitable foundation providing support to community service organizations in North Texas. Mr. Nix previously served on the Board of Trustees of Fort Worth Academy for the Education of Children and Youth, an independent school offering educational opportunities for Kindergarten through eighth grade students in Fort Worth, Texas, including terms as Treasurer and Board President. He continues to serve on the school’s Entrepreneurship and Leadership Initiative Advisory Council. Mr. Nix also worked for two decades in information technology in the oil and gas exploration and production, telecommunications and defense industries at several different companies in a variety of roles including various management positions. He received a Bachelor of Science degree in 1983 from Texas A&M University majoring in Computer Science minoring in Accounting. In 2003, Mr. Nix graduated from the Southwestern Graduate School of Banking at Southern Methodist University with Distinction and Recognition for Leadership and Thesis Nominated for Distinction. Mr. Nix’s extensive business and banking experience and his perspective, knowledge and extensive community relationships qualify him to serve on our board of directors.

David M. McGuire is the President of the Company and President and Chief Lending Officer of the Bank and has served in those positions since 2009. From 2001 to 2008, he was the founder of and employed by Royal Oaks Bank, SSB, and its successor First Bank, serving as its President and Chief Lending Officer. From 1995 to 2000 Mr. McGuire was employed by Sterling Bank where he served as Office Chief Executive Officer—Fort Bend. Mr. McGuire has been involved in the formation of several de novo banking offices and branches and has served in executive bank officer positions ranging from Bank Vice President to President. Mr. McGuire received his Bachelor of Business Administration—Finance degree from Texas A&M University in 1987. With over 37 years of banking experience, Mr. McGuire’s extensive business and banking experience and his perspective, knowledge and extensive community relationships qualify him to serve on our board of directors.

Thomas Jones, Jr. is a partner with the accounting and consulting firm of McConnell & Jones LLP, which he helped form in 1996. Mr. Jones leads the firm’s small business and tax group and is the practice leader for the firm’s overall business development and marketing efforts. Mr. Jones has served on our board of directors from November 2008 to February 2017 and since July 2017 and on the board of directors of the Bank from November 2008 to May 2017 and since July 2017. Mr. Jones also served as an independent board member of Princeton Capital Corporation, a publicly-traded business development company, from 2015 to 2016. From 1985 to 1995, Mr. Jones served as a Vice President at Texas Commerce Bank (now Chase Bank) in the bank’s investment management services department. Prior to joining Texas Commerce Bank, Mr. Jones served as Treasurer and Tax Manager of Uncle Ben’s Rice from 1982 to 1985, where he was responsible for managing the company’s cash flows, banking relationships and compliance requirements for all federal, state and local tax filings.

Mr. Jones began his professional career with the Houston office of the international accounting firm of Ernst & Ernst (now Ernst & Young) as a staff auditor and later as a manager in the firm’s tax department. Mr. Jones is also a partner in HUNTJON, LLC, a real estate development company focusing on the construction and management of multi-family housing units for low and moderate income senior citizens. Mr. Jones also currently serves as Chairman of the Florida A&M University Foundation Board and as Chair of the Advisory Board of the Greater Houston Black Chamber of Commerce. Mr. Jones received his Bachelor of Science degree in Accounting from Florida A&M University in Tallahassee, Florida. Mr. Jones’ business experience and accounting experience qualifies him to serve on our board of directors.

Leo T. Metcalf, III is a private investor in real estate, stocks and master limited partnerships, has served as an outside business consultant to Service Corporation International since 2000, and is a former mayor of Conroe, Texas serving a four-year term starting in 2004. He is also the former president of Metcalf Funeral Home, Inc., a Conroe area business. He has served on our board of directors and the board of directors of the Bank since 2010. He has supported Montgomery County with his involvement in various community activities. He is a past president of the Conroe Rotary Club, the Montgomery County United Way, the Montgomery County Hospital District, the Embassy Club of the Greater Conroe Area Chamber of Commerce, and former district chairman for the Sam Houston Area Council of the Boy Scouts of America. He is a lifetime vice-president of the Montgomery Fair Association, former board member of the Conroe Chapter of the American Red Cross, Montgomery County Community Foundation, Greater Conroe Area Chamber of Commerce, Montgomery County Emergency Assistance, Greater Conroe Economic Development Council, and Lake Conroe Rotary Club. He is also a past president of the Texas Funeral Directors Association. Mr. Metcalf has additionally established four endowments through the Montgomery County Community Foundation, and has reflected his significant support for Sam Houston State University with the establishment of the Tommy Metcalf Scholarship Endowment Fund. Mr. Metcalf serves on the Sam Houston University Foundation as a Trustee and Vice President. Mr. Metcalf received his Bachelors of Business Administration degree from Sam Houston State University in 1971. Mr. Metcalf’s diverse business experience and extensive involvement in the community of one of our primary market areas qualify him to serve on our board of directors.

Nelda Luce Blair was appointed as an advisory director of the Company in February 2019. Ms. Blair has been the owner and president of The Blair Law Firm, P. C. since 1987. Prior to 1987, she served in the Montgomery County Attorney’s Office as a prosecutor for the Specialized Real Estate Division and as a legal advisor and liaison to the Montgomery County Commissioners Court and Tax Assessor-Collector and was an associate attorney at Hope & Mayes, P.C. and Holbrook, Kaufman & Becker. Currently, Ms. Blair serves as president of the Conroe ISD Education Foundation and as a board member of the Lone Star College System Chancellor’s Advisory Council, the Texas Conference for Women and the Economic Development Partnership of The Woodlands. She has held leadership positions in The Woodlands Convention & Visitors Bureau, the Board of The Woodlands Township, The Woodlands Area Chamber of Commerce and the Greater Houston Women’s Chamber of Commerce. Ms. Blair previously received gubernatorial appointments to serve on the University of Houston System Board of Regents and the Texas Economic Development Corporation and is currently serving as a gubernatorial appointee to the Stephen F. Austin State University Board of Regents. She is a past recipient of the “North Star Award” from the North Houston Association and has been named one of Houston’s Most Influential Women of 2009 by Houston Woman magazine, “Citizen of the Year 2009” by the Greater Houston Women’s Chamber of Commerce and “Hometown Hero” of The Woodlands by The Woodlands Area Chamber of Commerce. In addition, Ms. Blair frequently appears as a legal commentator on CNN, FOX News, MSNBC and Court TV and has authored over 100 articles published in professional journals. Ms. Blair received her Doctorate of Jurisprudence from University Houston Law Center in 1983 and her Bachelor of Arts degree in Pre-Law, Economics and Sociology from Baylor University in 1980. She is triple board certified by the State Bar of Texas Board of Legal Specialization in Residential Real Estate Law, Commercial Real Estate Law and Farm and Ranch Real Estate Law and is certified as an Advanced Attorney-Mediator. Ms. Blair’s state and local public service and her knowledge of and community involvement in the community of one of our primary market areas qualify her to serve on our board of directors.

Board Meetings

Our board of directors met six times during the 2020 fiscal year (including regularly scheduled and special meetings). During fiscal year 2020, each director participated in at least 75% or more of the aggregate of (i) the total number of meetings of the board of directors (held during the period for which he or she was a director) and (ii) the total number of meetings of all committees of the board of directors on which he or she served (during the period that he or she served).

Director Attendance at 2020 Annual Meeting

The board of directors encourages all directors to attend every annual meeting of shareholders. All of our directors serving at the time of the 2020 annual meeting of shareholders virtually attended the 2020 annual meeting of shareholders. We anticipate all of our directors, including the nominees for election, will virtually attend the upcoming 2021 annual meeting.

Board Composition

Our board of directors has set the number of directors for the Company at thirteen. As discussed in greater detail below, our board of directors has affirmatively determined that nine of our thirteen current directors qualify as independent directors based upon the corporate governance standards of the NASDAQ Global Select Market (“NASDAQ”).

Our board of directors is divided into three classes, denominated as Class I, Class II and Class III. Members of each class hold office for staggered three-year terms. At each annual meeting of our shareholders, the successors to the directors whose term expires at that meeting will be elected to serve until the third annual meeting after their election or until their successors have been elected and qualified or until their earlier death, resignation or removal.

Any vacancy occurring in our board of directors may be filled by the vote of a majority of directors then in office. Any director so appointed will hold office for the remainder of the term of the class to which the director was appointed. Individuals appointed to fill additional directorships resulting from an increase in the number of directors will serve until the next meeting of shareholders at which directors are elected, provided that the board of directors may not fill more than two such directorships during the period between any two successive meetings of the shareholders at which directors are elected.

Director Independence

Under NASDAQ rules, a majority of our board of directors must be comprised of “independent directors” as defined by the NASDAQ rules. The NASDAQ rules, as well as those of the SEC, also impose several other requirements with respect to the independence of our directors. Furthermore, we have determined that the following commercial relationships will not be considered to be a material relationship that would impair a director’s independence: lending relationships, deposit relationships or other banking relationships (such as depository, transfer, registrar, indenture trustee, trusts and estates, private banking, investment management, custodial, securities brokerage, cash management and similar services) between our Company and the Bank, on the one hand, and the director, an immediate family member of the director or a company with which the director or such director’s immediate family member is affiliated by reason of being a director, employee, consultant, executive officer, general partner or an equity holder thereof, on the other, provided that: (a) such relationships are in the ordinary course of our Company or the Bank’s business, are on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons and any such loan did not involve more than the normal risk of collectability or present other unfavorable features; and (b) any such loan has been made in compliance with applicable law, including Regulation O of the Board of Governors of the Federal Reserve Board (the “Federal Reserve”), the Sarbanes-Oxley Act of 2002 and Section 13(k) of the Securities Exchange Act of 1934 (the “Exchange Act”).

Our board of directors has undertaken a review of the independence of each director and director nominee based upon the NASDAQ rules and our corporate governance documents. Applying these standards, our board of directors has affirmatively determined that each of Akash J. Patel, H. D. Patel, Thomas C. Sooy, Robert S. Beall, Steven M. Morris, Thomas Jones, Jr., Leo T. Metcalf, III, Allen C. Jones, IV and Nelda Luce Blair qualifies as an independent director under applicable rules. Messrs. Bass and McGuire do not meet these independence standards because they are executive officers and employees, and Mr. Nix does not meet these independence standards because he was an employee within the past three years. Further, our board of directors has determined that Mr. Kidd is not independent as a result of his ownership interest in the Company. In making these determinations, our board of directors considered the current and prior relationships that each director has with the Company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each director, and the transactions involving them described in the section titled “Certain Relationships and Related Party Transactions.”

There were no material transactions or relationships between us and any of our independent directors during 2020 and from year-end 2020 until the date of this proxy statement. In making its determination that our non-employee directors are independent, in addition to the transactions described in the section titled “Certain Relationships and Related Party Transactions,” our board of directors also considered the following: Thomas Jones, Jr.’s firm, McConnell & Jones LLP, provided tax services to David McGuire for his personal federal tax return. For 2020, the amount Mr. McGuire paid to Mr. Jones’ firm for the tax services was de minimus.

Our board of directors felt that neither of these transactions affected any director’s independence because none of the independent directors had a direct or indirect material interest in these transactions.

Board Leadership Structure

Our board of directors does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board, as the board of directors believes that it is in the best interests of our organization to make that determination from time to time based on the position and direction of our organization and the membership of the board. The board of directors has determined that having our Chief Executive Officer serve as Chairman of the Board is in the best interests of our shareholders at this time. We do not have a lead independent director; however, we believe that our governance structure makes best use of the Chief Executive Officer’s extensive knowledge of our organization and the banking industry. The board of directors views this arrangement as also providing an efficient nexus between our organization and the board of directors, enabling the board of directors to obtain information pertaining to operational matters expeditiously and enabling our Chairman to bring areas of concern before the board of directors in a timely manner.

Should circumstances change in the future, however, our board of directors is free to appoint its Chairman and the Chief Executive Officer of our Company in any way it determines is in the best interests of our Company and shareholders in accordance with our Bylaws.

Risk Management and Oversight

Our board of directors oversees our risk management process, including a company-wide approach to risk management, carried out by our management. Our full board of directors determines the appropriate risk for us generally, assesses the specific risks faced by us, and reviews the steps taken by management to manage those risks. While our full board of directors maintains the ultimate oversight responsibility for the risk management process, its committees oversee risk in certain specified areas. In particular, our compensation committee is responsible for overseeing the management of risks relating to our executive compensation and overall compensation and benefit strategies, plans, arrangements, practices and policies, and compensation of the board of directors. Our audit committee oversees management of financial risks and overseeing potential conflicts of interests. The audit committee is also responsible for overseeing the management of risks relating to the performance of our independent registered public accounting firm, as well as our systems of internal controls and disclosure controls and procedures. Our corporate governance and nominating committee oversees management of risks associated with our overall compliance and corporate governance practices, and the independence and composition of our board of directors. Senior management regularly reports on applicable risks to the relevant committee or the full board of directors, as appropriate, with additional review or reporting on risks conducted as needed or as requested by our board of directors and its committees.

Committees of the Board

Our board of directors conducts certain of its business through committees of the full board of directors. Our board of directors has established the following committees: an audit committee, a compensation committee, a corporate governance and nominating committee and an executive committee. The composition and responsibilities of each committee are described below. Members will serve on these committees until their respective successors are duly appointed and qualified or until their earlier death, resignation or removal.

Audit Committee

Our audit committee consists of Robert S. Beall, Thomas Jones, Jr., Allen C. Jones, IV and Steven M. Morris, with Mr. Morris serving as chair of the audit committee. During 2020, our audit committee held seven meetings. Our audit committee has responsibility for, among other things:

•	selecting and hiring our independent registered public accounting firm, and pre-approving the audit and non-audit services to be performed by our independent registered public accounting firm;

•	evaluating the qualifications, performance and independence of our independent registered public accounting firm;
•	monitoring the integrity of our consolidated financial statements and our compliance with legal and regulatory requirements as they relate to consolidated financial statements or accounting matters;
•	reviewing the adequacy and effectiveness of our internal control policies and procedures;
•

discussing the scope and results of the audit with the independent registered public accounting firm and reviewing with management and the independent registered public accounting firm our interim and year-end operating results; and

•	preparing the audit committee report required by the SEC to be included in our annual proxy statement.

Rule 10A-3 promulgated by the SEC under the Exchange Act and applicable NASDAQ rules require our audit committee to be composed entirely of independent directors. Our board of directors has affirmatively determined that each of the members of our audit committee qualifies as independent under the independence requirements of Rule 10A-3 of the Exchange Act and NASDAQ rules. Our board of directors also has determined that each of Mr. Thomas Jones and Mr. Morris qualifies as an “audit committee financial expert” as defined in the SEC rules, and each member of the audit committee is able to read and understand fundamental consolidated financial statements, including our balance sheet, income statement and cash flow statements.

Our board of directors has adopted a written charter for our audit committee, which sets forth the audit committee’s duties and responsibilities. The audit committee charter is available on our website at www.sotb.com. under “Investor Relations—Governance—Documents.”

Audit Committee Report

The audit committee oversees the Company’s financial reporting process on behalf of the board of directors. Management has the primary responsibility for preparing the Company’s consolidated financial statements and the reporting process, including developing, maintaining and evaluating the Company’s internal control over financial reporting in accordance with generally accepted accounting principles (“GAAP”). In fulfilling its oversight responsibilities, the audit committee reviewed and discussed with management the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2020, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the consolidated financial statements.

The audit committee discussed with BDO USA, LLP its audit of the Company’s 2020 consolidated financial statements, including the Company’s internal control over financial reporting as required by the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”). During 2020, the audit committee met with BDO USA, LLP, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal control over financial reporting and the overall quality of the Company’s financial reporting. In addition, the audit committee discussed with BDO USA, LLP the matters required to be discussed pursuant to auditing standards adopted by the Public Company Accounting Oversight Board (“PCAOB”) and such other matters as are required to be discussed with the audit committee under generally accepted auditing standards. The audit committee also discussed with BDO USA, LLP the auditors’ independence from management and the Company, including the matters in the written disclosures and the letter from BDO USA, LLP required by the PCAOB, considered the compatibility of non-audit services with the auditors’ independence and concluded that the auditor’s independence had been maintained.

Based on its review and discussions noted above, the audit committee recommended to the board of directors that the audited consolidated financial statements be included in our 2020 Form 10-K filed with the SEC on March 5, 2021.

The Audit Committee of the Board of Directors

Steven M. Morris (Chairman)

Robert S. Beall

Thomas Jones, Jr.

Allen C. Jones, IV

Fees Billed by Independent Registered Public Accounting Firm

The audit committee has reviewed the following audit and non-audit fees billed to the Company by BDO USA, LLP for 2020 and 2019 for purposes of considering whether such fees are compatible with maintaining the auditor’s independence, and concluded that such fees did not impair BDO USA, LLP’s independence. The policy of the audit committee is to pre-approve all audit and non-audit services performed by BDO USA, LLP before the services are performed, including all of the services described under “Audit Fees” and “Audit-Related Fees,” “Tax Fees” and “All Other Fees” below. The audit committee has pre-approved all of the services provided by BDO USA, LLP.

	2020	2019
Audit fees(1)	$416,200	$842,000
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—

Total Fees	$416,200	$842,000

(1)

Audit fees consist of the aggregate fees billed for professional services rendered for (i) the audit of our annual consolidated financial statements, reviews of our quarterly consolidated financial statements, and audit of our internal controls over financial reporting as required by the FDICIA, (ii) the filing of our Registration Statements on Forms S-3 and S-4 in 2019, (iii) services that are normally provided in connection with statutory and regulatory filings or engagements for those years, and (iv) accounting consultations.

Audit Committee Pre-Approval Policies and Procedures

The audit committee selects and oversees our independent auditor. In addition, it is required to pre-approve the audit and non-audit services performed by our independent auditor to ensure that such services do not impair the auditor’s independence. Federal securities regulations specify the types of non-audit services that an independent auditor may not provide to us and establish the audit committee’s responsibility for administration of the engagement of our independent auditors. During 2020, the audit committee pre-approved all services provided to us by our independent auditor.

Compensation Committee

Our compensation committee consists of Steven M. Morris, H. D. Patel and Thomas C. Sooy, with Mr. Sooy serving as chair of the compensation committee. During 2020, our compensation committee held three meetings. The compensation committee is responsible for, among other things:

•

reviewing and approving compensation of our executive officers, including annual base salary, annual incentive bonuses, specific goals, equity compensation, employment agreements, severance and change in control arrangements and any other benefits, compensation or arrangements;

•	reviewing and recommending the goals and objectives of our Company’s general compensation plans and other employee benefit plans for employees;
•	reviewing the compensation of our directors;
•	reviewing and discussing annually with management our executive compensation disclosure required by SEC rules; and
•	preparing the compensation committee report to the extent required by the SEC to be included in our annual proxy statement.

Our board of directors has evaluated the independence of the members of our compensation committee and has determined that each of the members of our compensation committee is independent under NASDAQ rules. The members of the compensation committee also qualify as “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act and “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

Our board of directors has adopted a written charter for our compensation committee, which sets forth the compensation committee’s duties and responsibilities. The compensation committee charter is available on our website at www.sotb.com under “Investor Relations—Governance—Documents.”

Corporate Governance and Nominating Committee

Our corporate governance and nominating committee consists of Leo T. Metcalf, III, Akash J. Patel, Thomas Jones, Jr. and Nelda Luce Blair, with Mr. Metcalf serving as chair of the corporate governance and nominating committee. During 2020, our corporate governance and nominating committee held two meetings. The corporate governance and nominating committee is responsible for, among other things:

•	assisting our board of directors in identifying prospective director nominees and recommending nominees for each annual meeting of shareholders to the board of directors;
•	reviewing developments in corporate governance practices and developing and recommending corporate governance principles applicable to our board of directors;
•	overseeing the evaluation of our board of directors and management; and
•	recommending members for each board committee of our board of directors.

Our board of directors has evaluated the independence of the members of our corporate governance and nominating committee and has determined that each of the members of our corporate governance and nominating committee is independent under NASDAQ standards.

Our board of directors has adopted a written charter for our corporate governance and nominating committee, which sets forth the corporate governance and nominating committee’s duties and responsibilities. The corporate governance and nominating committee charter is available on our website at www.sotb.com under “Investor Relations—Governance—Documents.”

Executive Committee

Our executive committee consists of Dean O. Bass, David M. McGuire, Leo T. Metcalf, III, Steven M. Morris and Thomas C. Sooy. Our executive committee may exercise the authority of our board of directors in the management of our business and affairs except for certain significant corporate matters that under Texas law may not be delegated to a board committee. Our board of directors has adopted a written charter for our executive committee, which sets forth the executive committee’s duties and responsibilities.

Compensation Committee Interlocks and Insider Participation

No member of the compensation committee is an officer or employee of our Company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee or other board committee serving equivalent functions of any entity that has one or more executive officers serving on our board of directors.

Code of Business Conduct and Ethics

We adopted a code of business conduct and ethics applicable to our directors, officers and employees including specific standards and guidelines applicable to our principal executive, financial and accounting officers and all persons performing similar functions. We expect that any amendments to such code and guidelines, or any waivers of their requirements, will be disclosed on our corporate website and by other means required by the SEC and NASDAQ rules. A copy of that code is available on our website at www.sotb.com under “About Us—Investor Relations—Governance—Documents.”

How Director Nominees Are Selected

The corporate governance and nominating committee recommends, and the board of directors nominates, candidates to be submitted to the shareholders for election as directors. Our board of directors considers whether non-employee director nominees are independent as defined in the NASDAQ rules and whether they have a prohibited conflict of interest with our business.

The corporate governance and nominating committee identifies nominees by first evaluating the current members of the board of directors willing to continue in service. Current members of the board of directors with skills and experience that are relevant to the Company’s business and who are willing to continue in service are first considered for re-nomination, balancing the value of continuity of service by existing members of the board of directors with that of obtaining a new perspective. If any member of the board of directors does not wish to continue in service, or if the corporate governance and nominating committee or the board of directors decides not to re-nominate a member for re-election, or if the size of the board of directors is increased, the corporate governance and nominating committee would solicit suggestions for director candidates from all board members. After reviewing a potential director’s qualifications, a suitable candidate will be invited to meet with our Chairman and full board of directors to determine if the candidate is a good fit with the rest of our board of directors. The Company does not maintain a specific diversity policy, but diversity is considered in the Company’s review of candidates. Diversity includes not only gender and ethnicity, but the various perspectives that come from having differing viewpoints, geographic and cultural backgrounds and life experiences.

Our board of directors also considers director candidates recommended by shareholders who are entitled to vote for the election of directors at an annual meeting of shareholders and who comply with the advance notice procedures for director nominations set forth in our Bylaws. These procedures require that notice of the director nomination be made in writing to our Corporate Secretary. The notice must be received at our executive offices not less than 75 days nor more than 100 days prior to the anniversary date of the immediately preceding annual meeting of shareholders. In the case of an annual meeting called for a date more than 50 days prior to the anniversary date, notice must be received not later than the close of business on the 10th day following the date on which notice of the annual meeting date is first mailed to shareholders or made public, whichever occurs first. Our Bylaws require the notice of director nomination to include certain specified information regarding the nominating shareholder and the nominee. Recommendations by shareholders that are made in this manner will be evaluated in the same manner as recommendations for other candidates.

Shareholder Communications with our Board of Directors

If a shareholder desires to send a communication to our board of directors, any individual director or the non-management directors as a group, the shareholder should send the communication to:

Spirit of Texas Bancshares, Inc.

1836 Spirit of Texas Way

Conroe, Texas 77301

Attention: Chairman of the Board

The Chairman of our board of directors will forward the communication to the other board members. If a shareholder desires to send a communication to a specific board member, the shareholder should send the communication to the above address to the attention of the specific board member.

Other Corporate Governance Matters

Although we do not have a formal policy regarding director attendance at annual shareholder meetings, our board of directors encourages all board members to attend each annual meeting of shareholders. In addition, our board of directors holds its regular annual meeting immediately following the annual shareholders meeting, and all directors are expected to attend board meetings.

MANAGEMENT

The following table sets forth the name, age and position with the Company of each of our executive officers and other significant employees. The business address for all of these individuals is 1836 Spirit of Texas Way, Conroe, Texas 77301.

Name of Named Executive Officers	Position	Age
Dean O. Bass	Chairman and Chief Executive Officer of the Company and the Bank	70
David M. McGuire	President of the Company and President and Chief Lending Officer of the Bank	57
Jerry D. Golemon	Executive Vice President and Chief Operating Officer of the Company and the Bank	65
Jeffrey A. Powell	Former Executive Vice President and Chief Financial Officer of the Company and the Bank	N/A
Allison S. Johnson	Executive Vice President, Chief Financial Officer and Chief Accounting Officer of the Company and the Bank	36

Background of our Executive Officers who are not also Directors and Other Significant Employees.

Jerry D. Golemon is the Executive Vice President and Chief Operating Officer of the Company and the Bank. Mr. Golemon has served in that capacity since January 2017 and served as Chief Financial Officer of the Company from January 2017 to July 2017. He has served as Executive Vice President and Chief Operating Officer of the Bank since 2010 and served as Chief Financial Officer of the Bank from April 2017 to July 2017. Mr. Golemon joined the Advisory Board of the Bank in 2010. Mr. Golemon is a retired Certified Public Accountant, and has been associated with the banking business in the Houston area for more than 37 years. Mr. Golemon also served as Chief Financial Officer for Bank4Texas Holdings from 2008 to 2010. Starting in 1997, he was a founder and served as Chief Financial Officer and on the board of directors of Texas National Bank until it was sold in 2006. He has served in a chief financial officer or similar capacity for various banks since 1982. Prior to that time, he worked in a Houston-based CPA firm for four years, specializing in financial institution audits. He received his Bachelor of Business Administration degree in Accounting from the University of Texas in 1977. Mr. Golemon has served as President of the Tomball Rotary Club and worked in various capacities with the Tomball Chamber of Commerce, the Regional Arts Council, the Cypress Creek YMCA, and the Tomball Independent School District. He is also a graduate of the Southwest Graduate School of Banking.

Jeffrey A. Powell is the Former Executive Vice President and Chief Financial Officer of the Company and the Bank and has served in those positions from July 2017 until his passing in January 2020. Mr. Powell served as the Chief Financial Officer at Hamilton State Bancshares, Inc. in Hoschton, Georgia from 2011 to 2017. Additionally, Mr. Powell served as Executive Vice President and Chief Accounting Officer for IBERIABANK Corporation and its subsidiary, IBERIABANK, from 2008 to 2011 in Lafayette, Louisiana. Mr. Powell also served as Senior Vice President, Controller and Chief Accounting Officer of Citizens Republic Bancorp, Inc. and its subsidiary, Citizens Bank, from 2005 to 2008 in Flint, Michigan. Mr. Powell has worked in various capacities in the banking and financial services industry for 38 years. He received his Bachelor of Science in Accounting degree from Ball State University, Muncie, Indiana in 1980.

Allison S. Johnson is the Executive Vice President, Chief Financial Officer and Chief Accounting Officer of the Company and the Bank. Ms. Johnson has served as Chief Accounting Officer of the Company and the Bank since 2016. Ms. Johnson has served as Executive Vice President and Chief Financial Officer since November 2020 and served as Interim Chief Financial Officer of the Company and the Bank from January 2020 to November 2020. Ms. Johnson began her career in the financial services industry as an auditor at PricewaterhouseCoopers and has spent the last decade focused on financial reporting in the banking industry, most recently at Florida Community Bank, N.A., where she served as the SEC Reporting Manager from 2012 to 2016. Ms. Johnson is a certified public accountant and has a Masters of Accountancy from Florida State University.

EXECUTIVE COMPENSATION AND OTHER MATTERS

We are providing compensation disclosure that satisfies the requirements applicable to emerging growth companies, as defined in the Jumpstart Our Business Startups Act. Our named executive officers for 2020, which consist of our principal executive officer, principal financial officer and the two other most highly compensated executive officers, are:

•	Dean O. Bass, Chairman and Chief Executive Officer of the Company and the Bank;
•	David M. McGuire, President of the Company and the President and Chief Lending Officer of the Bank;

•	Jerry D. Golemon, Executive Vice President and Chief Operating Officer of the Company and the Bank;

•	Jeffrey A. Powell, Former Executive Vice President and Chief Financial Officer of the Company and the Bank; and
•	Allison S. Johnson, Executive Vice President, Chief Financial Officer and Chief Accounting Officer of the Company and the Bank.

Summary Compensation Table

The following table provides information regarding the compensation of our named executive officers for the years ended December 31, 2020 and 2019. Except as set forth in the notes to the table, all cash compensation for each of our named executive officers was paid by the Bank, where each serves in the same capacity.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(2)(3)	Total ($)
Dean O. Bass	2020	574,818	300,000	112,750	—	—	—	50,166	1,037,734
Chairman of the Board and Chief Executive Officer	2019	535,377	295,000	179,280	—	—	—	49,173	1,058,830
David M. McGuire	2020	550,947	290,000	108,240	—	—	—	40,822	990,009
President	2019	512,191	280,000	179,280	—	—	—	43,156	1,014,627
Jerry D. Golemon	2020	317,615	80,000	76,670	—	—	—	35,007	509,292
Executive Vice President and Chief Operating Officer	2019	287,143	25,000	89,640	—	—	—	40,097	441,880
Jeffrey A. Powell(4)	2020	13,924	—	—	—	—	—	3,302	17,226
Former Executive Vice President and Chief Financial Officer	2019	284,343	—	89,640	—	—	—	72,379	446,362
Allison S. Johnson(5)	2020	230,180	70,000	50,290	—	—	—	33,173	383,643
Executive Vice President, Chief Financial Officer and Chief Accounting Officer	2019	—	—	—	—	—	—	—	—

(1)

Assumptions used in the calculation of the amounts in these columns are included in Note 15 to our audited consolidated financial statements included in our 2020 Form 10-K filed with the SEC on March 5, 2021. The amounts represent the aggregate grant date fair values of equity awards granted during the applicable year, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification (“ASC”) Topic 718.

(2)	All other compensation for 2020 includes the following:

	401(k) Company Match	Medical Insurance	Club Dues and Expenses	Automobile Expense	Bank Scholarship	Total
Dean O. Bass	$14,583	$8,328	$17,278	$9,977	$—	$50,166
David M. McGuire	14,583	7,440	13,852	4,947	—	40,822
Jerry D. Golemon	11,400	8,556	5,131	9,920	—	35,007
Jeffrey A. Powell	—	634	752	1,916	—	3,302
Allison S. Johnson	11,762	2,070	7,341	12,000	—	33,173

(3)	All other compensation for 2019 includes the following:

	401(k) Company Match	Medical Insurance	Club Dues and Expenses	Automobile Expense	Bank Scholarship	Total
Dean O. Bass	$16,800	$9,247	$10,746	$12,380	$—	$49,173
David M. McGuire	16,800	10,109	8,501	6,746	1,000	43,156
Jerry D. Golemon	16,800	8,271	5,131	9,895	—	40,097
Jeffrey A. Powell	—	7,629	5,986	58,764	—	72,379
Allison S. Johnson	—	—	—	—	—	—

(4)

Mr. Powell passed away in January 2020. Upon his passing, all of Mr. Powell’s unvested stock options and RSUs were immediately vested. Please refer to our Current Report on Form 8-K filed with the SEC on January 15, 2020 for more information.

(5)

Ms. Johnson was appointed to serve as Executive Vice President and Chief Financial Officer of both the Company and the Bank on November 19, 2020. Ms. Johnson previously served as our Interim Chief Financial Officer from January 14, 2020 to November 19, 2020. Ms. Johnson has served as Chief Accounting Officer since 2016. Please refer to our Current Report on Form 8-K filed with the SEC on November 23, 2020 for more information.

Annual Cash Incentive Plan

Our executive compensation program is designed to attract, retain and motivate key executives to maximize performance and long-term shareholder value. Our bonus program and our overall compensation strategy for executive officers is designed by our compensation committee with a goal of providing competitive compensation and tying a meaningful portion of compensation to financial and operating performance that align executives’ and shareholders’ interests and reward long-term growth and performance.

Historically, the compensation committee has provided discretionary cash bonuses after the end of each fiscal year. The amount of these discretionary awards, if any, has been based on an overall assessment of our performance, while taking into consideration other factors such as market conditions, regulatory changes, accounting changes, tax law changes and other items that may impact our strategic direction.

For 2020 performance, based on the discretionary factors described above, our compensation committee awarded the following cash bonuses to our named executive officers:

Dean O. Bass	$300,000
David M. McGuire	290,000
Jerry D. Golemon	80,000
Jeffrey A. Powell	-
Allison S. Johnson	70,000

We intend to continue to provide annual cash bonuses to reward achievement of financial or operational goals so that total compensation is reflective of actual company and individual performance. Our compensation committee is currently working to provide incentive targets that tie compensation to our performance in 2021. These performance criteria may include a discretionary provision for factors such as successful capital raises, acquisitions and stock price performance.

Outstanding Equity Awards at 2020 Fiscal Year-End

The following table sets forth information relating to the unexercised options and outstanding equity awards held by the named executive officers as of December 31, 2020.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)	Vesting Date
Dean O. Bass	29,048	—	—	$10.50	8/18/21	—	—	—	—	Vested
	10,000	—	—	$12.00	6/1/22	—	—	—	—	Vested
	15,000	—	—	$13.00	3/21/23	—	—	—	—	Vested
	25,000	—	—	$13.00	2/20/24	—	—	—	—	Vested
	15,000	—	—	$16.00	2/19/25	—	—	—	—	Vested
	20,000	5,000	—	$13.00	5/26/26	—	—	—	—	(1)
	9,000	6,000	—	$15.00	2/23/27	—	—	—	—	(2)
	6,000	9,000	—	$21.00	5/3/28	—	—	—	—	(3)
	—	—	—	—	—	6,400	143,424	—	—	(4)
	—	—	—	—	—	12,500	112,750	—	—	(5)
David M. McGuire	19,524	—	—	$10.50	8/18/21	—	—	—	—	Vested
	15,000	—	—	$12.00	6/1/22	—	—	—	—	Vested
	20,000	—	—	$13.00	3/21/23	—	—	—	—	Vested
	25,000	—	—	$13.00	2/20/24	—	—	—	—	Vested
	15,000	—	—	$16.00	2/19/25	—	—	—	—	Vested
	20,000	5,000	—	$13.00	5/26/26	—	—	—	—	(1)
	9,000	6,000	—	$15.00	2/23/27	—	—	—	—	(2)
	6,000	9,000	—	$21.00	5/3/28	—	—	—	—	(3)
	—	—	—	—	—	6,400	143,424	—	—	(4)
	—	—	—	—	—	12,000	108,240	—	—	(6)
Jerry D. Golemon	5,000	—	—	$10.50	8/20/20	—	—	—	—	Vested
	2,500	—	—	$10.50	9/1/21	—	—	—	—	Vested
	5,000	—	—	$12.00	11/1/22	—	—	—	—	Vested
	7,500	—	—	$13.00	9/15/23	—	—	—	—	Vested
	7,500	—	—	$13.00	10/1/24	—	—	—	—	Vested
	5,000	—	—	$16.00	8/15/25	—	—	—	—	Vested
	4,000	1,000	—	$13.00	8/26/26	—	—	—	—	(7)
	6,000	4,000	—	$15.00	2/23/27	—	—	—	—	(8)
	2,000	3,000	—	$21.00	5/3/28	—	—	—	—	(9)
	—	—	—	—	—	3,200	71,712	—	—	(10)
	—	—	—	—	—	8,500	76,670	—	—	(11)
Jeffrey A. Powell	5,000	—	—	$21.00	1/14/21	—	—	—	—	Vested
Allison S. Johnson	4,000	1,000	—	$13.00	10/1/26	—	—	—	—	(12)
	340	510	—	$20.36	7/18/28	—	—	—	—	(13)
	—	—	—	—	—	647	14,499	—	—	(14)
	—	—	—	—	—	1,000	23,230	—	—	(15)
	—	—	—	—	—	3,000	27,060	—	—	(16)

(1)	Stock options to acquire 20,000 shares are fully vested and exercisable; stock options to acquire 5,000 shares will vest on May 26, 2021.
(2)	Stock options to acquire 9,000 shares are fully vested and exercisable; stock options to acquire 3,000 shares will vest on each of February 23, 2021 and 2022.
(3)	Stock options to acquire 6,000 shares are fully vested and exercisable; stock options to acquire 3,000 shares will vest on each of May 3, 2021, 2022 and 2023.
(4)	Restricted stock units of 1,600 shares will vest on each of July 1, 2021, 2022, 2023 and 2024.
(5)	Restricted stock units of 2,500 shares will vest on each of April 1, 2021, 2022, 2023, 2024 and 2025.
(6)	Restricted stock units of 2,400 shares will vest on each of April 1, 2021, 2022, 2023, 2024 and 2025.
(7)	Stock options to acquire 4,000 shares are fully vested and exercisable; stock options to acquire 1,000 shares will vest on August 26, 2021.
(8)	Stock options to acquire 6,000 shares are fully vested and exercisable; stock options to acquire 2,000 shares will vest on each of February 23, 2021 and 2022.
(9)	Stock options to acquire 2,000 shares are fully vested and exercisable; stock options to acquire 1,000 shares will vest on each of May 3, 2021, 2022 and 2023.
(10)	Restricted stock units of 800 shares will vest on each of July 1, 2021, 2022, 2023 and 2024.
(11)	Restricted stock units of 1,700 shares will vest on each of April 1, 2021, 2022, 2023, 2024 and 2025.
(12)	Stock options to acquire 4,000 shares are fully vested and exercisable; stock options to acquire 1,000 shares will vest on October 26, 2021.
(13)	Stock options to acquire 340 shares are fully vested and exercisable; stock options to acquire 170 shares will vest on each of July 8, 2021 and 2022.
(14)	Restricted stock units of 162 shares will vest on each of July 1, 2021, 2022, 2023 and 2024.
(15)	Restricted stock units of 200 shares will vest on each of January 1, 2021, 2022, 2023, 2024 and 2025.
(16)	Restricted stock units of 600 shares will vest on each of April 1, 2021, 2022, 2023, 2024 and 2025.

Nonqualified Deferred Compensation Plan

Our named executive officers are eligible to participate in the Spirit of Texas Bank Nonqualified Deferred Compensation Plan (the “Deferred Compensation Plan”) which we adopted in 2016. We maintain the Deferred Compensation Plan for the purposes of providing a competitive benefit, allowing executives and certain other senior employees an opportunity to defer income tax payments on their cash compensation within the restrictions imposed by the Code, and assisting executives in their retirement planning. The Deferred Compensation Plan allows executives to voluntarily defer up to 75% of base salary and/or up to 100% of paid bonus or commissions. We do not provide any matching contributions but in our discretion we may make an annual contribution to an executive’s account based on individual and/or company performance. Any such annual contribution would vest in five equal annual installments beginning on the third anniversary of the contribution date. Earnings on deferrals are credited as a rate of return based on the percentage change in the S&P 500 Index over a one-year period, and such return is credited to the executive’s account at the end of such period. The return is subject to a cap rate of 12% and a floor rate of 0%. All amounts deferred by participants are fully vested, and amounts contributed by us will automatically vest upon normal retirement beginning at age 65, death, disability or a change in control. Participants would forfeit any company contributions upon a termination for cause or engaging in competition with a competitor, as such terms are defined in our employee handbook. Distributions under the Deferred Compensation Plan will be paid out upon a fixed date (to the extent the participant chose the date on which his or her account balances are to be distributed) or following an event of certain financial hardship, termination of employment, death, disability or change in control. Deferred compensation account balances are unsecured and all amounts remain part of our operating assets. In 2020, our named executive officers contributed the following amounts to their Deferred Compensation Plan accounts:

	Contributions	December 31, 2020 Balance
Dean O. Bass	$—	$83,779
David M. McGuire	—	73,896
Jerry D. Golemon	32,500	139,976
Jeffrey A. Powell	138	—
Allison S. Johnson	3,254	3,254

We did not make any discretionary contributions to such accounts in 2020.

Agreements with Our Named Executive Officers

Employment Agreements with Dean O. Bass and David M. McGuire

On February 25, 2021, we entered into amended and restated employment agreements with each of Mr. Bass and Mr. McGuire. Please refer to our Current Report on Form 8-K filed with the SEC on February 26, 2021 for more information. During the periods covered by the Summary Compensation Table above, Mr. Bass and Mr. McGuire were subject to their former employment agreements, which became effective as of March 1, 2017. The material terms of the former employment agreements are summarized below.

The agreements provide for the payment of base salary, annual incentive bonus, equity (long-term incentive plan) grants, reimbursement of expenses for club dues at a club approved by our board of directors, the use of an automobile and reimbursement for all costs and expenses related to operating the automobile or a vehicle allowance in an amount approved by our board or directors, and other customary benefits. The agreements automatically renewed for a one-year term on March 1, 2020 and are subject to automatic renewals at the end of each renewal term for successive one-year terms, unless either we or the executive gives written notice not to extend at least ninety (90) days before the end of the renewal term.

The executive is entitled to receive severance payments if his employment terminates for certain reasons:

•

if the executive’s employment terminates due to death or disability, he or his estate is entitled to his base salary, accrued vacation and other benefits earned or payable but not yet paid, through the date of termination, plus a pro rata portion of his target annual incentive bonus for the period in which the termination occurred;

•

if the executive terminates his employment without good reason or if his employment is terminated for cause, he is entitled to his base salary, accrued vacation and other benefits earned or payable but not yet paid, through the date of termination;

•

if we terminate the executive’s employment without cause or if the executive terminates his employment for good reason not in connection with a change in control or within two (2) years after a change in control, he is entitled to (a) his base salary, accrued vacation and other benefits earned or payable but not yet paid, through the date of termination, to be paid within six (6) days of the date of termination, (b) a payment equal to two times the sum of the amount of his base salary for the year in which the termination occurs plus all bonus, profit sharing and other annual incentive payments made by us to him with respect to the most recent full year preceding the year in which the termination occurs, to be paid within thirty (30) days of the date of termination, and (c) benefits equal in value to each life, health, accident or disability benefit to which he was entitled immediately before termination for eighteen (18) months after the date of termination, plus the option to have assigned to him any assignable insurance policy owned by us or relating specifically to him; and

•

if, prior to and in connection with, or within two (2) years after, a change in control, we terminate the executive’s employment for any reason other than death, disability or cause, he is entitled to (a) his base salary, accrued vacation and other benefits earned or payable but not yet paid, through the date of termination, to be paid within six (6) days of the date of termination (b) an amount equal to three times the aggregate of his base salary for the year in which the termination occurs plus all bonus, profit sharing and other annual incentive payments made by us to him with respect to the most recent full year preceding the year in which the termination occurs, to be paid within thirty (30) days of the date of termination, and (c) benefits equal in value to each life, health, accident or disability benefit to which he was entitled immediately before termination for eighteen (18) months after the date of termination, plus the option to have assigned to him any assignable insurance policy owned by us or relating specifically to him.

Under the terms of the agreements, the amount of these severance benefits would be reduced to the extent necessary so that the aggregate amount of benefits would not be subject to excise tax under Sections 280G and 4999 of the Code if and only if (x) such reduction produces a better net after-tax position than the total payment provided for herein and (y) there are no other amounts receivable by the executive from us that may not be reduced such that the aggregate amount of benefits would not be subject to such excise tax.

The agreements provides that the executive is subject to a non-competition and non-solicitation obligation for twelve (12) months following his termination of employment. We may, in our sole discretion, pay the executive his base salary for up to twelve (12) months after the termination date as additional compensation for his compliance with the non-competition and non-solicitation provision of the employment agreement. The executive is required to execute a release of claims.

The agreements also provide that the executive will be entitled to indemnification to the extent permitted by law.

Under the agreements, “cause” means the (a) willful and continued failure by the executive substantially to perform his duties (other than from incapacity due to physical or mental illness) after a demand for substantial performance has been delivered to the executive by our board of directors (which demand must specifically identify the manner in which it is believed the executive has not substantially performed his duties) with a reasonable period of opportunity for such substantial performance to be provided; or (b) willful engaging by the executive in illegal misconduct materially and demonstrably injurious to us.

Under the agreements, “good reason” means any of the following occurs:

•	any material diminution of the executive’s authority, duties or responsibilities;
•	a change in the executive’s business location of more than thirty (30) miles;
•

a diminution by us in the executive’s (a) base salary; or (b) prior to and in connection with, or within two (2) years after, a change in control, the target annual bonus amount under any annual incentive plan in a manner inconsistent with other senior management employees; or

•	any action or inaction that constitutes a material breach of the employment agreement by us.

Employment Agreements with Jerry D. Golemon and Jeffrey A. Powell

We entered into a new employment agreement with Mr. Golemon, effective as of March 1, 2017. This agreement replaced our prior employment agreement with Mr. Golemon. We entered into an employment agreement with Mr. Powell in connection with his joining our Company in July 2017. The material terms of the employment agreements are summarized below.

The agreements provide for the payment of base salary, annual incentive bonus, equity (long-term incentive plan) grants, reimbursement of expenses for club dues at a club approved by our board of directors, the use of an automobile and reimbursement for all costs and expenses related to operating the automobile or a vehicle allowance in an amount approved by our board or directors (up to $1,000 per month for Mr. Powell) and other customary benefits. Pursuant to his agreement,

Mr. Powell received a $10,000 signing bonus and an additional $10,000 bonus after the first six (6) months of satisfactory employment. Mr. Golemon’s agreement was automatically renewed on March 1, 2020 and is subject to automatic renewals at the end of each renewal term for successive one-year terms, unless either we or the executive gives written notice not to extend at least ninety (90) days before the end of the renewal term. Mr. Powell’s agreement was automatically renewed on July 10, 2019.

The executive is entitled to receive severance payments if his employment terminates for certain reasons:

•

if the executive’s employment terminates due to death or disability, he or his estate is entitled to his base salary, accrued vacation and other benefits accrued or payable but not yet paid, through the date of termination, and we have the option (but not the obligation) to pay a pro rata portion of his target annual incentive bonus for the period in which the termination occurred;

•

if the executive terminates his employment without good reason or if his employment is terminated for cause, he is entitled to his base salary, accrued vacation and other benefits earned or payable but not yet paid, through the date of termination;

•

if we terminate the executive’s employment without cause or if the executive terminates his employment for good reason not in connection with a change in control or within two (2) years after a change in control, he is entitled to (a) his base salary, accrued vacation and other benefits earned or payable but not yet paid, through the date of termination, to be paid within six (6) days of the date of termination, (b) a payment equal to the amount of his base salary for the year in which the termination occurs, which amount can be paid in lump sum within thirty (30) days of the date of termination or, at our election, in twelve equal monthly installments, and (c) benefits equal in value to each life, health, accident or disability benefit to which he was entitled immediately before termination for twelve (12) months after the date of termination; or

•

if, prior to and in connection with, or within two (2) years after, a change in control, we terminate the executive’s employment for any reason other than death, disability or cause or the executive terminates his employment for good reason, he is entitled to (a) his base salary, accrued vacation and other benefits earned or payable but not yet paid, through the date of termination, to be paid within six (6) days of the date of termination, (b) an amount equal to his base salary for the year in which the termination occurs plus all bonus, profit sharing and other annual incentive payments made by us to him with respect to the most recent full year preceding the year in which the termination occurs, to be paid within thirty (30) days of the date of termination, and (c) benefits equal in value to each life, health, accident or disability benefit to which he was entitled immediately before termination for twelve (12) months after the date of termination, plus the option to have assigned to him any assignable insurance policy owned by us or relating specifically to him.

Under the terms of the agreements, the amount of these severance benefits would be reduced to the extent necessary so that the aggregate amount of benefits would not be subject to excise tax under Sections 280G and 4999 of the Code if and only if (x) such reduction produces a better net after-tax position than the total payment provided for herein and (y) there are no other amounts receivable by the executive from us that may not be reduced such that the aggregate amount of benefits would not be subject to such excise tax.

The agreements provide that the executive is subject to a non-competition and non-solicitation obligation for twelve (12) months following his termination of employment. The executive is required to execute a release of claims.

The agreements also provide that the executive will be entitled to indemnification to the extent permitted by law.

Under the agreements, “cause” means:

•	the executive’s breach of the employment agreement,
•

the executive’s failure to satisfactorily perform his duties under the employment agreement, to follow the direction (consistent with duties) of our board of directors or any other individual to whom the executive reports, or to follow our procedures, policies and rules,

•	any willful act or omission by the executive which is, or is likely to be, injurious to us or our business reputation,
•

dishonesty, fraud, malfeasance, negligence or misconduct by the executive, including the delay of information delivered to our board of directors or any other individual to whom the executive reports, the incompleteness of reporting to our board of directors or any other individual to whom the executive reports, or any effort to mislead or improperly influence our board of directors or any other individual to whom the executive reports,

•	the executive’s arrest, indictment for, or conviction of, or entry of a plea of guilty or no contest to, a felony or a crime involving moral turpitude, or
•	the executive’s resignation or failure to perform services under the employment agreement;

provided, that we must provide notice to the executive of the “cause” event in the first four bullet points above and the executive will have the right to cure such event within thirty (30) days.

Under the agreements, “good reason” means any of the following occurs:

•	any material diminution of the executive’s authority, duties or responsibilities;
•	a change in the executive’s business location of more than thirty (30) miles;
•

a diminution by us in the executive’s (a) base salary; or (b) prior to and in connection with, or within two (2) years after, a change of control, the target annual bonus amount under any annual incentive plan in a manner inconsistent with other senior management employees; or

•	any action or inaction that constitutes a material breach of the employment agreement by us.

Employment Agreements with Allison S. Johnson

We entered into a new employment agreement with Ms. Johnson in connection with her appointment by our board of directors as Senior Vice President and Chief Financial Officer, effective as of November 19, 2020. This agreement replaced our prior employment agreement with Ms. Johnson. The material terms of her new employment agreement are summarized below.

The agreement provides for the payment of base salary, annual incentive bonus, equity (long-term incentive plan) grants, reimbursement of expenses for club dues at a club approved by our board of directors, the use of an automobile and reimbursement for all costs and expenses related to operating the automobile or a vehicle allowance in an amount approved by our board or directors and other customary benefits. The agreement has an initial term of one (1) year and is subject to automatic renewals at the end of such initial term for successive one-year terms, unless either we or she gives written notice not to extend at least ninety (90) days before the end of the renewal term.

Ms. Johnson is entitled to receive severance payments if her employment terminates for certain reasons:

•

if her employment terminates due to death or disability, she or her estate is entitled to her base salary, accrued vacation and other benefits earned or payable but not yet paid, through the date of termination, and we have the option (but not the obligation) to pay a pro rata portion of her target annual incentive bonus for the period in which the termination occurred;

•

if she terminates her employment without good reason or if her employment is terminated for cause, she is entitled to her base salary, accrued vacation and other benefits earned or payable but not yet paid, through the date of termination;

•

if we terminate the her employment without cause or if she her employment for good reason not in connection with a change in control or within two (2) years after a change in control, she is entitled to (a) her base salary, accrued vacation and other benefits earned or payable but not yet paid, through the date of termination, (b) a payment equal to the amount of her base salary for the year in which the termination occurs, which amount can be paid in lump sum within sixty (60) days of the date of termination or, at our election, in eighteen equal monthly installments, and (c) a lump sum amount equal to the costs to obtain benefits equal in value to each life, health, accident or disability benefit to which she was entitled immediately before termination for eighteen (18) months after the date of termination; or

•

if, prior to and in connection with, or within two (2) years after, a change in control, we terminate her employment for any reason other than death, disability or cause or she terminates her employment for good reason, she is entitled to (a) her base salary, accrued vacation and other benefits earned or payable but not yet paid, through the date of termination, (b) an amount equal to 150% of her base salary for the year in which the termination occurs plus all bonus, profit sharing and other annual incentive payments made by us to her with respect to the most recent full year preceding the year in which the termination occurs, to be paid within sixty (60) days of the date of termination, and (c) a lump sum amount equal to the costs to obtain benefits in value to each life, health, accident or disability benefit to which she was entitled immediately before termination for eighteen (18) months after the date of termination, plus the option to have assigned to her any assignable insurance policy owned by us or relating specifically to her.

Under the terms of the agreement, the amount of these severance benefits would be reduced to the extent necessary so that the aggregate amount of benefits would not be subject to excise tax under Sections 280G and 4999 of the Code if and only if (x) such reduction produces a better net after-tax position than the total payment provided for herein and (y) there are no other amounts receivable by Ms. Johnson from us that may not be reduced such that the aggregate amount of benefits would not be subject to such excise tax.

The agreement provides that Ms. Johnson is subject to a non-competition and non-solicitation obligation for twelve (12) months following her termination of employment. Ms. Johnson is required to execute a release of claims.

The agreement also provides that Ms. Johnson will be entitled to indemnification to the extent permitted by law.

Under the agreement, “cause” means:

•	Ms. Johnson’s breach of the employment agreement,
•

Ms. Johnson’s failure to satisfactorily perform her duties under the employment agreement, to follow the direction (consistent with duties) of our board of directors, the Chief Executive Officer or any other individual to whom she reports, or to follow the procedures, policies and rules of our Company or the Bank,

•	any willful act or omission by Ms. Johnson which is, or is likely to be, injurious to our Company or the Bank or our Company’s or the Bank’s business reputation,
•	Ms. Johnson’s material breach of a material written policy of our Company or the Bank;
•

dishonesty, fraud, malfeasance, negligence or misconduct by Ms. Johnson, including the delay of information delivered to our board of directors, the Chief Executive Officer or any other individual to whom she reports, the incompleteness of reporting to our board of directors, the Chief Executive Officer or any other individual to whom she reports, or any effort to mislead or improperly influence our board of directors, the Chief Executive Officer or any other individual to whom she reports, or

•	Ms. Johnson’s arrest, indictment for, or conviction of, or entry of a plea of guilty or no contest to, a felony or a crime involving moral turpitude;

provided, that we must provide notice to Ms. Johnson of the “cause” event and she will have the right to cure such event within thirty (30) days.

Under the agreement, “good reason” means any of the following occurs:

•

an adverse change in Ms. Johnson’s status or position as Chief Financial Officer (including as a result of any material diminution of her duties or responsibilities or no longer reporting directly to the Chief Executive Officer);

•	the exercise by our Company of our right to terminate for reason other than cause or a change in Ms. Johnson’s business location of more than thirty (30) miles;
•

a diminution by us in Ms. Johnson’s (a) base salary; or (b) prior to and in connection with, or within two (2) years after, a change of control, the target annual bonus amount under any annual incentive plan in a manner inconsistent with other senior management employees; or

•	any action or inaction that constitutes a material breach of the employment agreement by us.

Prior to November 19, 2020, Ms. Johnson was subject to her former employment agreement, which became effective as of March 1, 2017. The material terms of her former employment agreement are summarized below.

The agreement provides for the payment of base salary, annual incentive bonus, equity (long-term incentive plan) grants, reimbursement of business expenses incurred in connection with travel and entertainment, the use of an automobile and reimbursement for all costs and expenses related to operating the automobile or a vehicle allowance in an amount approved by our board or directors and other customary benefits. The agreement was automatically renewed on March 1, 2020.

Ms. Johnson is entitled to receive severance payments if her employment terminates for certain reasons:

•

if her employment terminates due to death or disability, she or her estate is entitled to her base salary, accrued vacation and other benefits earned or payable but not yet paid, through the date of termination, and we have the option (but not the obligation) to pay a pro rata portion of her target annual incentive bonus for the period in which the termination occurred;

•

if she terminates her employment without good reason or if her employment is terminated for cause, she is entitled to her base salary, accrued vacation and other benefits earned or payable but not yet paid, through the date of termination;

•

if we terminate her employment without cause or if she terminates her employment for good reason not in connection with a change in control or within two (2) years after a change in control, she is entitled to (a) her base salary, accrued vacation and other benefits earned or payable but not yet paid, through the date of termination, to be paid within six (6) days of the date of termination, (b) a payment equal to the amount of her base salary for the year in which the termination occurs, which amount can be paid in lump sum within thirty (30) days of the date of termination or, at our election, in twelve (12) equal monthly installments, and (c) benefits equal in value to each life, health, accident or disability benefit to which she was entitled immediately before termination for twelve (12) months after the date of termination; or

•

if, prior to and in connection with, or within two (2) years after, a change in control, we terminate her employment for any reason other than death, disability or cause or she terminates her employment for good reason, she is entitled to (a) her base salary, accrued vacation and other benefits earned or payable but not yet paid, through the date of termination, to be paid within six (6) days of the date of termination, (b) an amount equal to her base salary for the year in which the termination occurs plus all bonus, profit sharing and other annual incentive payments made by us to her with respect to the most recent full year preceding the year in which the termination occurs, to be paid within thirty (30) days of the date of termination, and (c) benefits equal in value to each life, health, accident or disability benefit to which she was entitled immediately before termination for twelve (12) months after the date of termination, plus the option to have assigned to her any assignable insurance policy owned by us or relating specifically to her.

Under the terms of the agreement, the amount of these severance benefits would be reduced to the extent necessary so that the aggregate amount of benefits would not be subject to excise tax under Sections 280G and 4999 of the Code if and only if (x) such reduction produces a better net after-tax position than the total payment provided for herein and (y) there are no other amounts receivable by Ms. Johnson from us that may not be reduced such that the aggregate amount of benefits would not be subject to such excise tax.

The agreement provides that Ms. Johnson is subject to a non-competition and non-solicitation obligation for twelve (12) months following her termination of employment. Ms. Johnson is required to execute a release of claims.

The agreement also provides that Ms. Johnson will be entitled to indemnification to the extent permitted by law.

Under the agreement, “cause” means:

•	Ms. Johnson’s breach of the employment agreement,
•

Ms. Johnson’s failure to satisfactorily perform her duties under the employment agreement, to follow the direction (consistent with her duties) of our board of directors or any other individual to whom she reports, or to follow our procedures, policies and rules,

•	any willful act or omission by Ms. Johnson which is, or is likely to be, injurious to us or our business reputation,
•

dishonesty, fraud, malfeasance, negligence or misconduct by Ms. Johnson, including the delay of information delivered to our board of directors or any other individual to whom she reports, the incompleteness of reporting to our board of directors or any other individual to whom she reports, or any effort to mislead or improperly influence our board of directors or any other individual to whom she reports,

•	Ms. Johnson’s arrest, indictment for, or conviction of, or entry of a plea of guilty or no contest to, a felony or a crime involving moral turpitude, or
•	Ms. Johnson’s resignation or failure to perform services under the employment agreement;

provided, that we must provide notice to Ms. Johnson of the “cause” event in the first four bullet points above and she will have the right to cure such event within thirty (30) days.

Under the agreement, “good reason” means any of the following occurs:

•	any material diminution of Ms. Johnson’s authority, duties or responsibilities;
•	a change in Ms. Johnson’s business location of more than thirty (30) miles;

•

a diminution by us in Ms. Johnson’s (a) base salary; or (b) prior to and in connection with, or within two (2) years after, a change of control, the target annual bonus amount under any annual incentive plan in a manner inconsistent with other senior management employees; or

•	any action or inaction that constitutes a material breach of the employment agreement by us.

Award Agreements with Our Named Executive Officers

         The RSU agreements with our named executive officers under our stock incentive plans, as further described in the section titled “Stock Incentive Plans” below, provide that their outstanding RSU awards will fully vest upon the earlier of:  (i) the named executive officer’s disability, (ii) the named executive officer’s death, (iii) immediately prior to a change in control of the Company, (iv) the named executive officer terminating his status as a service provider for good reason, and (v) the Company terminating the named executive officer’s employment without cause.  The stock option award agreements with our named executive officers under our stock incentive plans, as further described in the section titled “Stock Incentive Plans” below, provide that any unvested stock options will terminate upon their cessation of services due to disability, death or any other reason, unless otherwise determined by the Compensation Committee.  In accordance with the terms of these RSU agreements and the decision of the Compensation Committee, Mr. Powell's outstanding stock options and restricted stock units fully vested in January 2020 upon his passing.

Stock Incentive Plans

2008 Stock Plan

In 2008, we adopted the ST Financial Group, Inc. 2008 Stock Plan (the “2008 Stock Plan”) to provide incentive compensation opportunities that are competitive with those of similar companies in order to attract, retain and motivate eligible participants by providing for both the direct award or sale of shares and for the grant of options to purchase shares of our common stock. The 2008 Stock Plan was subsequently amended on May 17, 2012, May 23, 2013 and May 21, 2015 to increase the number of shares of common stock reserved for issuance to 1,750,000 (such amounts after giving effect to our 1-for-2 reverse stock split on March 16, 2017), and on January 19, 2017 to maintain compliance with applicable laws.

The maximum number of shares of our common stock that may be issued pursuant to grants or options under the 2008 Stock Plan is 1,750,000 shares. Shares covered by an award will be counted as used only to the extent that they are actually issued. In addition, shares attributable to the non-vested, unpaid, unexercised, unconverted or otherwise unsettled portion of any award that is forfeited or cancelled or expires or terminates for any reason without becoming vested, paid, exercised, converted or otherwise settled in full will again be available for grant of additional awards under the 2008 Stock Plan within the limits provided by the 2008 Stock Plan. As of December 31, 2020, options to purchase 840,872 shares of our common stock under the 2008 Stock Plan were outstanding and our Company had 314,375 available shares for future option grants under the 2008 Stock Plan. We do not intend to make any further grants of awards under the 2008 Stock Plan. Rather, further award grants will be made under our 2017 Stock Plan. A summary of the material terms of the 2008 Stock Plan are described below.

Plan Administration. The 2008 Stock Plan may be administered by our board of directors or one or more committees of our board of directors. The 2008 Stock Plan has historically been administered by our board of directors, but as of February 23, 2017, is now administered by our compensation committee. Our compensation committee has the authority to designate participants, determine the type and number of awards to be granted under the 2008 Stock Plan and determine the terms and conditions of any such award.

Eligibility. The 2008 Stock Plan permits the grant of stock options not described in Sections 422(b) or 423(b) of the Code and the direct award or sale of shares of common stock to our employees, officers, outside directors and consultants. The 2008 Stock Plan also permits the grant of incentive stock options to employees and officers.

Incentive Awards. The 2008 Stock Plan authorizes stock options and stock awards.

•

Stock Options. A stock option gives the grantee the right to purchase a certain number of shares of our common stock at a future date at a specified price per share generally equal to, but not less than, the fair market value of a share on the date of grant. The exercise price of each stock option granted under the 2008 Stock Plan will be determined by the compensation committee. The compensation committee may authorize the grant of either an incentive stock option (“ISO”) or a nonqualified stock option (“NQSO”) that does not constitute an incentive stock option. ISO benefits are taxed differently from NQSOs, as described under “Federal Income Tax Treatment of Awards under the 2008 Stock Plan” below. Stock options are subject to vesting requirements generally over a five-year period of continued service.

Full payment for shares purchased on the exercise of any option must be made at the time of such exercise in a manner approved by our compensation committee.
•

Stock Awards. A stock award represents the right to purchase or receive shares of our common stock, typically a fixed number of shares. Our compensation committee specifies the price, if any, the participant must pay for such shares and the restrictions (which may include, for example, continued service and/or performance standards) imposed on such shares. Any right to purchase shares will automatically expire if not exercised within 30 days after the grant of the right was communicated to the participant.

Payment for Shares. The exercise price for stock options and the purchase price (if any) for stock awards may be paid in any of the following forms as determined by our board of directors or compensation committee and set forth in the award agreement: (a) cash, (b) existing shares of our common stock (unless this would cause us to recognize additional compensation expense with respect to the option for financial reporting purposes), (c) issuance of a full-recourse promissory note secured by a pledge of the shares purchased, (d) a broker-assisted cashless exercise, or (e) proceeds from a loan from a broker approved by us secured by a pledge of the shares purchased. Notwithstanding the foregoing, no such loans, notes or other exercise arrangements will be permitted to the extent that such arrangement is prohibited by applicable law, including but not limited to Section 13(k) of the Exchange Act.

Agreements. The terms of each grant or award of shares or stock options, including terms relating to vesting, are set forth in a stock option agreement or stock purchase agreement; provided that no stock option award will have a term that exceeds 10 years from the date of grant or an exercise price of less than 100% of the fair market value of a share of our common stock on the date of grant.

Regulatory Requirements. If our capital falls below minimum regulatory requirements, if directed by federal or state regulators, we may require the option or award holder to exercise (to the extent then exercisable) or forfeit the option or award within such time period as required by the regulators.

Transfer Restrictions. Any shares granted or issued upon exercise of an option are subject to special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the board of directors may determine at the time of grant. Stock options are generally only transferable by beneficiary designation, gift to an immediate family member, a will or other laws of descent and distribution. Stock awards are not transferable.

Termination of Employment. Unless the board of directors provides otherwise in an agreement, upon a termination of a participant’s employment, such participant’s stock options or unvested grant of shares will generally cease to be exercisable and will terminate on the date of such termination.

Change in Control. Unless the board of directors provides otherwise in a stock option agreement, upon a “change in control” (as defined in the 2008 Stock Plan) in which there is an acquiring or surviving entity, all options to the extent not previously terminated or vested will be accelerated and fully exercisable if the stock options do not remain outstanding, the options are not assumed by the surviving corporation or its parent, and the surviving corporation or its parent does not substitute options with substantially the same terms.

Right of Repurchase. We generally have a right to repurchase the shares of stock issued upon the exercise of any stock option granted under the 2008 Stock Plan from the holder upon the termination of the holder’s employment. We do not intend to exercise this right.

Amendment and Termination. Our board of directors may, in its discretion, amend or alter the terms of the 2008 Stock Plan at any time, provided that our shareholders must approve any amendment if the amendment increases the number of shares available for issuance under the 2008 Stock Plan, materially changes the class of persons who are eligible for the grant of ISOs or shareholder approval is required under applicable law or regulation. Shareholder approval will not be required for any other amendment to the 2008 Stock Plan. Our board of directors may modify the terms and conditions of any outstanding options; provided, that no amendment may impair the option holder’s rights or increase the option holder’s obligations under such options without the consent of the option holder. Additionally, except in connection with a corporate transaction involving our Company (including stock dividend, stock split, reverse stock split, recapitalization, reclassification, merger, consolidation or similar corporate transaction), the terms of outstanding options may not be amended to reduce the exercise price or cancel outstanding options in exchange for cash, other awards of shares of options or options with an exercise price that is less than the exercise price of the original options without stockholder approval. The 2008 Stock Plan will automatically terminate on May 21, 2025, which is 10 years after the most recent increase in the number of shares reserved under the 2008 Stock Plan that was approved by our shareholders in May 2015.

Federal Income Tax Treatment of Awards under the 2008 Stock Plan. Federal income tax consequences (subject to change) relating to awards under the 2008 Stock Plan are summarized in the following discussion. This summary is not intended to be exhaustive and, among other considerations, does not describe the deferred compensation provisions of Section 409A of the Code to the extent an award is subject to and does not satisfy those rules, nor does it describe state, local, or international tax consequences.

For NQSOs, we generally are entitled to deduct (and the optionee recognizes taxable income in) an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. For ISOs, we are generally not entitled to a deduction, nor does the participant recognize income at the time of exercise. The current federal income tax consequences of other awards authorized under the 2008 Stock Plan generally follow certain basic patterns: nontransferable stock awards subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); bonuses and performance share awards are generally subject to tax at the time of payment. We will generally have a corresponding deduction at the time the participant recognizes income. However, as for those awards subject to ISO treatment, we would generally have no corresponding compensation deduction.

If an award is accelerated under the 2008 Stock Plan in connection with a change in control (as this term is used under the Code), we may not be permitted to deduct the portion of the compensation attributable to the acceleration (“parachute payments”) if it exceeds certain threshold limits under the Code (and certain related excise taxes may be triggered).

2017 Stock Incentive Plan

On January 19, 2017, our board of directors approved the adoption of the 2017 Stock Incentive Plan (the “2017 Stock Plan”) and recommended to the shareholders that the 2017 Stock Plan be approved. Our shareholders approved the 2017 Stock Plan on February 23, 2017.

The purpose of the 2017 Stock Plan is to attract and retain officers, employees, directors and other service providers by providing them with additional incentives, and to promote the long-term growth and profitability of our Company. The maximum number of shares of common stock that may be issued pursuant to awards under the 2017 Stock Plan equals 1,000,000 (after giving effect to our 1-for-2 reverse stock split on March 16, 2017), all of which may be subject to incentive stock option treatment. The total number of shares that may be issued for awards to any single participant during a calendar year is 250,000 (after giving effect to our 1-for-2 reverse stock split on March 16, 2017). Shares covered by an award will be counted as used only to the extent that they are actually issued. In addition, shares attributable to the non-vested, unpaid, unexercised, unconverted or otherwise unsettled portion of any award that is forfeited or cancelled or expires or terminates for any reason without becoming vested, paid, exercised, converted or otherwise settled in full will again be available for grant of additional awards under the 2017 Stock Plan within the limits provided by the 2017 Stock Plan. As of December 31, 2020, options to purchase 197,714 shares of our common stock under the 2017 Stock Plan were outstanding and our Company had 628,263 available shares for future option grants under the 2017 Stock Plan. See “Outstanding Equity Awards at 2020 Fiscal Year-End” above. A summary of the material terms of the 2017 Stock Plan is described below.

 Administration. Our board of directors or one or more committees appointed by our board of directors will administer the 2017 Stock Plan. Our board of directors may delegate some or all of its authority with respect to the 2017 Stock Plan to a committee of directors and may delegate certain limited award grant authority to one or more officers of our Company. The appropriate acting body, be it our board of directors, a committee within its delegated authority or an officer within his or her delegated authority, is referred to in this summary as the “Administrator.” The Administrator determines which employees, directors and other individuals shall receive grants of awards, the number of shares that are subject to awards and the terms and conditions of such awards, including the price (if any) to be paid for the shares or the award. Along with other authority granted to the Administrator under the 2017 Stock Plan, the Administrator may (a) determine fair market value, (b) select recipients of awards, (c) determine the number of shares subject to awards, (d) determine the terms and conditions of awards, and (e) amend outstanding awards.

Eligibility. Persons eligible to receive awards under the 2017 Stock Plan include our officers, employees, directors and other service providers. The Administrator determines from time to time the participants to whom awards will be granted.

Adjustments or Changes in Capitalization. In the event of any change in the outstanding shares of common stock by reason of a stock dividend, stock split, reverse stock split, recapitalization, reclassification, merger, consolidation or similar corporate transaction, the Administrator will provide for a substitution for or an adjustment in the (a) number and class of securities subject to outstanding awards, (b) the consideration to be received upon exercise or vesting of an award, (c) the exercise price of options, (d) the aggregate number and class of securities for which awards may be granted under the 2017

Stock Plan, and/or (e) the maximum number of securities with respect to which an employee may be granted awards during any calendar year.

Performance Goals. The performance goals for awards intended to qualify as “performance-based compensation” will be based on measurable and attainable financial targets selected by our Administrator from the following list with respect to our Company: growth in interest income and expense; net income; net interest margin; efficiency ratio; reduction in nonaccrual loans and non-interest expense; growth in non-interest income and ratios to earnings assets; net revenue growth and ratio to earning assets; capital ratios; asset or liability interest rate sensitivity and gap; effective tax rate; deposit growth and composition; liquidity management; securities portfolio (value, yield, spread, maturity, or duration); earning asset growth and composition (loans, securities); non-interest income (e.g., fees, premiums and commissions, loans, wealth management, treasury management, insurance, funds management); overhead ratios, productivity ratios; credit quality measures; return on assets; return on equity; economic value of equity; compliance and regulatory ratings; internal controls; enterprise risk measures (e.g., interest rate, loan concentrations, portfolio composition, credit quality, operational measures, compliance ratings, balance sheet, liquidity, insurance); volume in production or loans; cash flow; cost; revenues; sales; ratio of debt to debt plus equity; net borrowing, credit quality or debt ratings; profit before tax; economic profit; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; gross margin; profit margin; earnings per share; operating earnings; capital expenditures; expenses or expense levels; economic value added; ratio of operating earnings to capital spending or any other operating ratios; free cash flow; net profit; net sales; net asset value per share; the accomplishment of mergers, acquisitions, dispositions, securities offerings or similar extraordinary business transactions; sales growth; price of our common stock; return on investment; return on assets, equity or shareholders’ equity; market share; inventory levels, inventory turn or shrinkage; customer satisfaction; or total return to shareholders. The Administrator may provide in any award intended to qualify as performance-based compensation under Section 162(m) of the Code that any evaluation of performance may include or exclude the impact, if any, on reported financial results of any of the following events that occurs during a performance period: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) changes in tax laws, accounting principles or other laws or provisions, (d) reorganization or restructuring programs, (e) acquisitions and divestitures, (f) foreign exchange gains or losses, or (g) gains and losses that are treated as unusual in nature or that occur infrequently under ASC Topic 225. Performance goals may be absolute in their terms or measured against or in relationship to other companies. Performance goals may be particular to an award recipient or the department, branch, affiliate or division in which the award recipient works, or may be based on the performance of our Company, one or more affiliates or our Company and one or more affiliates, and may cover such period(s) as the Administrator may specify.

The performance goals will be established by our Administrator.

Incentive Awards. The 2017 Stock Plan authorizes stock options, stock appreciation rights, restricted stock, restricted stock units, dividend equivalent rights and performance-based awards. The 2017 Stock Plan retains the flexibility to offer competitive incentives and to tailor benefits to specific needs and circumstances. Certain awards may be paid or settled in cash. An option or stock appreciation right will expire, or other award will vest, in accordance with the schedule set forth in the applicable award agreement.

Stock Options. A stock option is the right to purchase shares of common stock at a future date at a specified price per share generally equal to, but no less than, the fair market value of a share on the date of grant. An option may either be an ISO or a NQSO. ISO benefits are taxed differently from NQSOs, as described under “Federal Income Tax Treatment of Awards under the 2017 Stock Plan” below. ISOs also are subject to more restrictive terms and are limited in amount by the Code and the 2017 Stock Plan. The exercise price for each option granted is determined in accordance with the method as defined in the 2017 Stock Plan, except that the option exercise price may not be less than 100% of the fair market value of a share of our common stock on the date of grant (110% in the case of ISOs granted to an employee who owns stock representing more than 10% of the voting power of our capital stock). All options granted under the 2017 Stock Plan will expire no later than 10 years from the date of grant (5 years in the case of ISOs granted to an employee who owns stock representing more than 10% of the voting power of our capital stock). The method of exercising an option granted under the 2017 Stock Plan will be set forth in the 2017 Stock Plan and the stock option agreement for that particular option. Full payment for shares purchased on the exercise of any option must be made at the time of such exercise in a manner approved by the Administrator.

Stock Appreciation Rights. Stock appreciation rights permit the holder to receive the appreciation in the value of our common stock directly from us in cash or shares of our common stock. The Administrator determines the number of covered shares, the exercise price, the vesting schedule for stock appreciation rights, and whether the stock appreciation rights will be settled in cash or stock. Upon exercise of vested stock appreciation rights, the holder will receive, as determined by the Administrator, either (a) cash in an amount equal to the difference between the fair market value of our common stock at the date of exercise and the exercise price of the stock appreciation right, multiplied by the number of shares with respect to which the stock appreciation rights are exercised or (b) a number of shares of our common stock equal to such amount of cash divided by fair market value of our common stock on the date of exercise. The exercise price for each stock appreciation right granted will not be less than the fair market value of a share of our common stock on the date of grant.

Restricted Stock. A grant of shares of restricted stock represents shares of our common stock that are subject to restrictions on disposition and the obligation of the grantee to forfeit and surrender the shares under certain circumstances (forfeiture restrictions). A restricted stock award is typically for a fixed number of shares of common stock subject to restrictions. The Administrator specifies the price, if any, the participant must pay for such shares and the restrictions (which may include, for example, continued service and/or performance standards) imposed on such shares. Except for these restrictions and any others imposed by the Administrator, upon the grant of restricted stock the recipient will have rights of a shareholder with respect to the restricted stock, including the right to vote the restricted stock and to receive all dividends and other distributions paid or made with respect to the restricted stock.

Dividend Equivalent Rights. Dividend equivalent rights entitle the holder to receive payments from our Company in an amount determined by reference to any cash dividends paid on a specified number of shares of our common stock during the period the rights are effective. Payment may be made in cash or shares of our common stock. To the extent a dividend equivalent right is granted in connection with another award that is subject to vesting conditions, such dividend equivalent right generally will vest and be eligible for payment on the same terms and conditions that apply to the vesting of the underlying award.

Performance Awards. The payment of the value of a performance award is conditioned upon the achievement of performance goals set by the compensation committee at the time of granting the performance award and may be paid in cash, shares of our common stock or a combination thereof.

Restricted Stock Units. Restricted stock units are not shares of our common stock and do not entitle the recipients to the rights of a shareholder, but rather entitle the holder upon their settlement to the value of one share of our common stock. Restricted stock units granted under the 2017 Stock Plan may or may not be subject to performance conditions. Restricted stock units will be settled in shares of our common stock or cash in an amount based on the fair market value of our common stock on the settlement date.

Transfer Restrictions. Subject to certain exceptions, awards under the 2017 Stock Plan are not transferable by the recipient and are generally exercisable, during the recipient’s lifetime, only by him or her.

Termination of or Changes to the 2017 Plan. Our board of directors may amend or terminate the 2017 Stock Plan at any time, except that no amendment will be effective without shareholder approval if such approval is required by applicable law or regulation, and no amendment or termination may impair the rights of any holder of outstanding awards without his or her consent. Additionally, no award may be amended or otherwise subject to any action that would be treated, for accounting purposes, as a “repricing” of such award without shareholder approval.

Change in Control. Vesting of awards may be accelerated in the event of certain change in control situations.

Federal Income Tax Treatment of Awards under the 2017 Stock Plan. Federal income tax consequences relating to awards under the 2017 Stock Plan are summarized in the following discussion. This summary is not intended to be exhaustive and, among other considerations, does not describe the deferred compensation provisions of Section 409A of the Code to the extent an award is subject to and does not satisfy those rules, nor does it describe state, local or international tax consequences.

For NQSOs, we are generally entitled to deduct (and the optionee recognizes taxable income in) an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. For ISOs, we are generally not entitled to a deduction nor does the optionee recognize income at the time of exercise. The current federal income tax consequences of other awards authorized under the 2017 Stock Plan generally follow certain basic patterns: stock appreciation rights are taxed and deductible in substantially the same manner as NQSOs; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); bonuses and performance share awards are generally subject to tax at the time of payment; cash-based awards are generally subject to tax at the time of payment; and compensation otherwise effectively deferred is taxed when paid. We will generally have a corresponding deduction at the time the participant recognizes income. However, as for those awards subject to ISO treatment, we would generally have no corresponding compensation deduction.

Tax Reform

H.R.1, originally known as the Tax Cuts and Jobs Act, was enacted on December 22, 2017 (the “Tax Reform”). Prior to the Tax Reform, Section 162(m) of the Code generally limited to $1 million the U.S. federal income tax deductibility of compensation paid in one year to a company’s Chief Executive Officer or any of its three next-highest-paid employees (other than its Chief Financial Officer). Performance-based compensation is not subject to this limit on deductibility so long as such compensation meets certain requirements, including stockholder approval of material terms. The Tax Reform includes a major overhaul to Section 162(m), which took effect for tax years beginning after December 31, 2017. Under the Tax Reform, all new grants of executive compensation will be subject to the $1 million limit on deductibility, including performance based and non-performance based compensation. The Tax Reform contains a grandfathering provision that provides that any compensation pursuant to a written binding contract that was in effect on November 2, 2017 and was not materially modified after that date is not subject to this change to the exception to the $1 million limit on deductibility.

Director Compensation

We currently pay our directors, other than those directors who are employed by the Bank or us, based on the directors’ participation in board and committee meetings, and the Bank currently pays its directors in the same manner. Directors who are also employed by the Bank or us do not receive director remuneration for serving as a director of the Bank or us, but are compensated in their capacity as employees. Our director compensation program is designed in recognition of the time commitment and preparations required for directors to fulfill their responsibilities and to assist in recruiting high-caliber directors. Our director fees are as follows:

Annual retainer fee	$16,000 (paid $4,000 per quarter)
Annual committee chair retainer	$4,000 (paid $1,000 per quarter)
Meeting fees	$1,000 for each board of directors meeting and $500 for each committee meeting

In addition, our compensation committee may, in its discretion, award the directors an annual equity award. Our compensation committee granted each non-employee director serving as of January 23, 2020, as well as Mr. Nix, restricted stock units of 1,000 shares of our common stock, which will vest in five equal-annual installments on each of the first five anniversaries of the July 1, 2020 grant date.

The following table sets forth the compensation earned, awarded or paid during 2020 to each director who served on our board of directors in 2020, other than Messrs. Bass and McGuire, whose compensation is described in the “Summary Compensation Table” above. The table also includes compensation earned by each director that is attributable to his service as a director of the Bank.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Option Awards ($)(1)(2)	All Other Compensation ($)	Total ($)
Robert S. Beall	46,500	11,540	—	—	58,040
Nelda Luce Blair	37,500	11,540	—	—	49,040
Allen C. Jones, IV	26,500	11,540	—	—	38,040
Thomas Jones, Jr.	38,000	11,540	—	—	49,540
Steven Gregory Kidd	39,000	11,540	—	—	50,540
Leo T. Metcalf, III	75,500	11,540	—	—	87,040
Steven M. Morris	81,500	11,540	—	—	93,040
William K. Nix(3)	7,000	11,540	—	—	18,540
Akash J. Patel	43,500	11,540	—	—	55,040
H. D. Patel	41,500	11,540	—	—	53,040
Thomas C. Sooy	77,500	11,540	—	—	89,040

(1)

Assumptions used in the calculation of the amounts in this column is included in Note 15 to our audited consolidated financial statements included in our 2020 Form 10-K filed with the SEC on March 5, 2021. The amounts represent the aggregate grant date fair values of equity awards granted pursuant to our 2017 Stock Plan and 2008 Stock Plan during the applicable year, computed in accordance with ASC 718.

(2)

During 2020, each non-employee director who served on our board of directors as of January 23, 2020, as well as Mr. Nix, was awarded restricted stock units to purchase 1,000 shares of our common stock under our 2017 Stock Plan. The aggregate number of restricted stock units held by our existing non-employee directors as of December 31, 2020 is as follows:

Name	No. of Stock Awards(1)
Robert S. Beall	2,000
Nelda Luce Blair	1,000
Allen C. Jones, IV	1,000
Thomas Jones, Jr.	2,000
Steven Gregory Kidd	1,000
Leo T. Metcalf, III	2,000
Steven M. Morris	2,000
William K. Nix	2,000
Akash J. Patel	2,000
H. D. Patel	2,000
Thomas C. Sooy	2,000
(3)	Mr. Nix served as Vice Chairman of the Bank from November 2018 to November 2020.

All non-employee directors have been and will continue to be reimbursed for their reasonable out-of-pocket travel expenses incurred in attending meetings of our board of directors or any committees of the board of directors. Directors are also entitled to the protection provided by the indemnification provisions in our Certificate of Formation and Bylaws, as well as the articles of incorporation and bylaws of the Bank.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

General

Some of our officers, directors and principal shareholders and their affiliates are customers of the Bank. Such officers, directors and principal shareholders and their affiliates have had transactions in the ordinary course of business with the Bank, including borrowings, all of which were effected on substantially the same terms and conditions, including interest rate and collateral, as those prevailing from time to time for comparable transactions with unaffiliated persons and did not involve more than the normal risk of collectability or other unfavorable features. We expect to continue to have such transactions on similar terms and conditions with such officers, directors and shareholders and their affiliates in the future.

In addition to the above-described relationships and the director and executive officer compensation arrangements discussed in “Executive Compensation and Other Matters,” the following is a description of transactions since January 1, 2020, including currently proposed transactions to which we have been or are to be a party in which the amount involved exceeded or will exceed $120,000, and in which a related party had or will have a direct or indirect material interest. A “related party” is any of our directors, executive officers or beneficial holders of more than five percent of our capital stock, or their immediate family members or entities owned or controlled by them.

Loans

The Bank has made in the past and, assuming continued satisfaction of generally applicable credit standards, expects to continue to make loans to directors, executive officers and their associates (i.e., corporations or organizations for which they serve as officers or directors or in which they have beneficial ownership interests of ten percent or more). These loans have all been made in the ordinary course of the Bank’s business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not affiliated with us and do not involve more than the normal risk of collectability or present other unfavorable features.

Other Relationships

We currently lease our branch location (Colleyville Banking Center) at 5712 Colleyville Boulevard, Colleyville, Texas, pursuant to a lease from Beall Legacy Partners L.P., an entity controlled by Robert S. Beall, one of our directors, and his children. The amount incurred by us under the lease for the year ended December 31, 2020 was approximately $157,008. We believe the amounts paid and the terms of the lease are reasonable, customary and market.

Kevin Bass, the son of Dean O. Bass, our Chairman and Chief Executive Officer, is an employee and officer of the Bank. Total compensation, including restricted stock units, that we paid to Kevin Bass was approximately $228,710 in 2020, which included reimbursement for club dues, chamber of commerce fees and mobile phone and 401(k) match totaling $14,793 for 2020.

Will Metcalf, the son of Leo T. Metcalf, III, one of our directors, is an employee and officer of the Bank. Total compensation including the fair value of restricted stock units, that we paid to Will Metcalf was approximately $156,507 in 2020, which included reimbursement for club dues and mobile phone and 401(k) match totaling $8,693 for 2020.

Review and Approval of Transactions with Related Persons

Transactions by us with related parties are subject to a formal written policy, as well as regulatory requirements and restrictions. These requirements and restrictions include Sections 23A and 23B of the Federal Reserve Act (which govern certain transactions by the Bank with its affiliates) and the Federal Reserve’s Regulation O (which governs certain loans by the Bank to its executive officers, directors and principal shareholders). We have adopted policies to comply with these regulatory requirements and restrictions.

Our related party transaction policy complies with all applicable requirements of the SEC and NASDAQ concerning related party transactions. Related party transactions will be referred for approval or ratification to our audit committee. This review will cover any transaction in which we were or are to be a participant, the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest. In determining whether to approve a related party transaction, our audit committee will consider, among other factors, the fairness of the proposed transaction, the direct or indirect nature of the related party’s interest in the transaction, the materiality of the transaction to the related party, the customary (or non-customary) nature of the terms of the transaction, the appearance of an improper conflict of interests for any related party, taking into account the size of the transaction and the financial position of the related party, whether the transaction would impair an outside director’s independence, the acceptability of the transaction to our regulators and the potential violations of other corporate policies.

Since January 1, 2020, there have been no transactions that were required to be reported in this section where the related party policy and procedures did not require review, approval or ratification or where the policy and procedures were not followed.

BENEFICIAL OWNERSHIP OF THE COMPANY’S COMMON STOCK BY MANAGEMENT AND
PRINCIPAL SHAREHOLDERS OF THE COMPANY

The following table sets forth information with respect to the beneficial ownership of our common stock as of April 2, 2021, subject to certain assumptions set forth in the footnotes, for:

•	each shareholder, or group of affiliated shareholders, who we know beneficially owns more than five percent of the outstanding shares of our common stock;
•	each of our directors;
•	each of our named executive officers; and
•	all of our executive officers and directors as a group.

Beneficial ownership is determined in accordance with rules of the SEC and generally includes any shares over which a person exercises sole or shared voting and/or investment power. Shares of common stock subject to options and warrants currently exercisable or exercisable within 60 days are deemed outstanding for purposes of computing the percentage ownership of the person holding the options or warrants but are not deemed outstanding for purposes of computing the percentage ownership of any other person. Except as otherwise indicated, we believe the beneficial owners of our common stock listed below, based on information furnished by them, have sole voting and investment power with respect to the number of shares listed opposite their names.

The number of shares and percentages of beneficial ownership set forth below are based on 17,136,553 shares of our common stock outstanding on April 2, 2020.

Unless otherwise indicated, the address of each of the individuals named in the table below under “Named Executive Officers and Directors” is c/o Spirit of Texas Bancshares, Inc., 1836 Spirit of Texas Way, Conroe, Texas 77301.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Beneficially Owned(1)
Named Executive Officers and Directors:
Dean O. Bass(2)	341,140	1.97%
David M. McGuire(3)	289,136	1.67%
Jerry D. Golemon(4)	54,842	*
Allison S. Johnson(5)	5,552	*
Robert S. Beall(6)	244,688	1.43%
Nelda Luce Blair(7)	6,500	*
Allen C. Jones, IV(8)	165,916	*
Thomas Jones, Jr.(9)	59,750	*
Steven Gregory Kidd(10)	1,951,280	11.39%
Leo T. Metcalf, III(11)	204,334	1.19%
Steven M. Morris(12)	158,750	*
William K. Nix(13)	638,784	3.73%
Akash J. Patel(14)	206,960	1.21%
H. D. Patel(15)	69,750	*
Thomas C. Sooy(16)	47,956	*
All Executive Officers and Directors as a group (15 persons)	4,445,338	25.24%
Other 5% Shareholders:
BlackRock, Inc.(17)	1,012,892	5.90%
Entities affiliated with RMB Capital Management, LLC(18)	1,010,000	5.63%

*	Represents beneficial ownership of less than 1% of outstanding shares of common stock.
(1)	Based on 17,136,553 shares of our common stock outstanding as of April 2, 2020.
(2)

This number includes 201,092 shares owned directly by Mr. Bass and his spouse jointly, and options to purchase 140,048 shares of common stock that are currently exercisable or will become exercisable within 60 days. 196,992 shares have been pledged to secure loans from third party lending institutions.

(3)

This number includes 143,613 shares owned directly by Mr. McGuire, 4,999 shares held by Mr. McGuire for the benefit of his children, and options to purchase 140,524 shares of common stock that are currently exercisable or will become exercisable within 60 days. 136,913 shares have been pledged to secure loans from a third party lending institution.

(4)	This number includes 7,342 shares owned directly by Mr. Golemon and options to purchase 47,500 shares of common stock that are currently exercisable or will become exercisable within 60 days.
(5)	This number includes 1,212 shares owned directly by Ms. Johnson and options to purchase 4,340 shares of common stock that are currently exercisable or will become exercisable within 60 days.
(6)

This number includes 161,306 shares owned directly by Mr. Beall, 102,832 shares held by irrevocable trusts of which Mr. Beall is the trustee, and options to purchase 20,550 shares of common stock that are currently exercisable or will become exercisable within 60 days. This number does not include 3,660 shares held by two irrevocable trusts established for the benefit of Mr. Beall’s children, with respect to which Mr. Beall is not the trustee and does not control the voting or investment decisions of the trustee. Mr. Beall disclaims beneficial ownership of the 3,660 shares held by these trusts.

(7)	This number includes 6,500 shares owned directly by Ms. Blair.
(8)	This number includes 165,916 shares owned directly by Mr. Allen C. Jones.
(9)	This number includes 35,200 shares owned directly by Mr. Thomas Jones and options to purchase 24,550 shares of common stock that are currently exercisable or will become exercisable within 60 days.
(10)	This number includes 515,970 shares owned directly by Mr. Kidd, and 1,435,310 shares held by trusts of which Mr. Kidd is the trustee.
(11)

This number includes 31,998 shares owned directly by Mr. Metcalf, 50,001 shares held by Mr. Metcalf’s IRA, 28,809 shares held by Mr. Metcalf’s spouse, and options to purchase 23,050 shares of common stock that are currently exercisable or will become exercisable within 60 days. This number also includes 70,476 shares held by a family limited partnership that is owned by Mr. Metcalf’s spouse and three adult children. Any decisions to vote or dispose of the shares must be made by at least two of the four partners in the family limited partnership. Mr. Metcalf disclaims beneficial ownership over the shares held by his spouse and the family limited partnership.

(12)

This number includes 107,000 shares owned directly by Mr. Morris and his spouse jointly, 32,200 shares of common stock owned directly by Mr. Morris, and options to purchase 19,550 shares of common stock that are currently exercisable or will become exercisable within 60 days.

(13)	This number includes 638,784 shares owned directly by Mr. Nix.
(14)	This number includes 182,410 shares owned directly by Mr. Akash J. Patel and options to purchase 24,550 shares of common stock that are currently exercisable or will become exercisable within 60 days.
(15)

This number includes 17,950 shares owned directly by Mr. H. D. Patel, 50,000 shares owned by a family limited partnership that Dr. H. D. Patel controls and options to purchase 1,800 shares of common stock that are currently exercisable or will become exercisable within 60 days.

(16)   This number includes 15,826 shares owned directly by Mr. Sooy, 15,330 shares held by Mr. Sooy’s IRA, and options to purchase 16,800 shares of common stock that are currently exercisable or will become exercisable within 60 days.

(17)   Based solely on information provided in a Schedule 13G/A jointly filed with the SEC on February 1, 2021, BlackRock, Inc. reports sole voting and dispositive power with respect to 998,127 and 1,012,892 shares of common stock, respectively. The address of the reporting person is 55 East 52nd Street, New York, New York 10055.

(18)   Based solely on information provided in a Schedule 13G/A jointly filed with the SEC on February 12, 2021, RMB Capital Holdings, LLC reports shared voting and dispositive power with respect to 505,000 shares of common stock; RMB Mendon Managers, LLC reports shared voting and dispositive power with respect to 5,000 shares of common stock; Mendon Capital Advisors Corp. reports shared voting and dispositive power with respect to 500,000 shares of common stock; and RMB Capital Management, LLC and Iron Road Capital Partners LLC each report shared or sole voting or dispositive power with respect to no shares. The address of each of the reporting persons is 115 S. LaSalle Street, 34th Floor, Chicago, Illinois 60603.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act, requires our directors and executive officers and persons who own more than 10 percent of our outstanding common stock to file reports of ownership and changes in ownership of our equity securities, including our common stock with the SEC.  Such persons are required by the SEC’s regulations to furnish us with copies of all reports they file pursuant to Section 16.

For the fiscal year ended December 31, 2020, all reports under Section 16(a) of the Exchange Act that any of our directors or executive officers has been required to file have been filed on a timely basis, except that (i) Mr. Jerry D. Golemon inadvertently failed to report (x) a cashless exercise of stock options to acquire 5,000 shares of our common stock, which resulted in the acquisition of 662 shares of our common stock, and (y) the cashless exercise of warrants to acquire 419 shares of our common stock, which resulted in the acquisition of 46 shares of our common stock, each on August 20, 2020, for which the requisite Form 4 was not filed until August 28, 2020, and (z) a grant of 8,500 restricted stock units on April 1, 2020, for which the requisite Form 4 was not filed until May 15, 2020; (ii) Mr. Thomas C. Sooy inadvertently failed to report the acquisition of 2,500 shares of our common stock pursuant to the exercise of stock options to acquire 2,500 shares of our common stock on April 18, 2019, for which the requisite Form 4 was not filed until May 18, 2020; (iii) Mr. David M. McGuire inadvertently failed to report a grant of 12,000 restricted stock units on April 1, 2020, for which the requisite Form 4 was not filed until May 15, 2020; (iv) Mr. Dean O. Bass inadvertently failed to report a grant of 12,500 restricted stock units on April 1, 2020, for which the requisite Form 4 was not filed until May 15, 2020; (v) Ms. Allison S. Johnson inadvertently failed to report a grant of 3,000 restricted stock units on April 1, 2020, for which the requisite Form 4 was not filed until May 15, 2020; (vi) Mr. Robert S. Beall inadvertently failed to report a purchase of 15,000 shares of our common stock on March 16, 2020, for which the requisite Form 4 was not filed until April 9, 2020, and a purchase of 11,019 shares of our common stock on March 16, 2020, for which the requisite Form 4 was not filed until April 9, 2020; and (vii) Mr. William K. Nix inadvertently failed to report a purchase of 1,000 shares of our common stock on March 10, 2020, for which the requisite Form 4 was not filed until March 13, 2020.

SHAREHOLDER PROPOSALS

If a shareholder desires to submit a shareholder proposal pursuant to Rule 14a-8 under the Exchange Act for inclusion in the Company’s proxy statement for the 2022 annual meeting of shareholders, such proposal and supporting statements, if any, must be received by us at the Company’s principal executive office no later than December 17, 2021. Any such proposal must comply with the requirements of Rule 14a-8.

In addition, our Bylaws provide that only such business which is properly brought before a shareholder meeting will be conducted. For business, other than nomination of directors, to be properly brought before a meeting, notice must be received by the Corporate Secretary of the Company at the address below not less than 75 nor more than 100 calendar days prior to the first anniversary of the preceding year’s annual meeting. The Corporate Secretary of the Company, therefore, must receive notice of any business to be considered at our 2022 annual meeting of shareholders, no earlier than February 16, 2022 and no later than March 13, 2022. Additionally, for nominations of persons for election to the board of directors to be properly made at a meeting by a shareholder, notice must be received by the Corporate Secretary of the Company at the address below, not less than 75 nor more than 100 calendar days prior to the first anniversary of the preceding year’s annual meeting. The Corporate Secretary of the Company, therefore, must receive notice of shareholder nomination for candidates no earlier than February 16, 2022 and no later than March 13, 2022.

However, in the case of shareholder proposals and shareholder nominations, if the date of an annual meeting is advanced more than 50 calendar days prior to such anniversary date, then the notice must be received no later than the close of business on the 10th calendar day following the day on which such notice of the date of the annual meeting was first mailed or public disclosure of the date of the annual meeting was first made, whichever first occurs. All notices to us must also provide certain information set forth in our Bylaws. A copy of our Bylaws may be obtained upon written request to the Corporate Secretary of the Company.

Shareholder proposals and nominations should be submitted to the Corporate Secretary of the Company at Spirit of Texas Bancshares, Inc., 1836 Spirit of Texas Way, Conroe, Texas 77301.

OTHER MATTERS

The board of directors does not intend to bring any other matter before the 2021 annual meeting and does not know of any other matters that are to be presented for action at the 2021 annual meeting. However, if any other matter does properly come before the 2021 annual meeting or any adjournment or postponement thereof, the proxies will be voted in accordance with the discretion of the person or persons voting the proxies.

You are cordially invited to attend the 2021 annual meeting. Regardless of whether you plan to attend the 2021 annual meeting, you are urged to complete, date, sign and return the enclosed proxy in the accompanying envelope at your earliest convenience.

By Order of the Board of Directors,

/s/ Jerry D. Golemon Jerry D. Golemon
Secretary of the Board and Chief Operating Officer

Conroe, Texas

April 16, 2021

Spirit of Texas Logo YOUR VOTE IS IMPORTANT!  PLEASE VOTE BY: P.O. BOX 8016, CARY, NC 27512-9903 INTERNET Go To: www.proxypush.com/STXB Cast your vote online Have your Proxy Card ready Follow the simple instructions to record your vote PHONE Call 1-866-437-1228 Use any touch-tone telephone Have your Proxy Card ready Follow the simple recorded instructions MAIL Mark, sign and date your Proxy Card Fold and return your Proxy Card in the postage-paid envelope provided Go Green! To receive documents via e-mail, simply go to: www.proxydocs.com/STXB Spirit of Texas Bancshares, Inc. Annual Meeting of Shareholders For Shareholders as of record on April 01, 2021 TIME: Thursday, May 27, 2021 12:00 PM, Local Time PLACE: Annual Meeting to be held live via the Internet - please visit www.proxydocs.com/STXB for more details This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Jerry D. Goleman and Steven M. Morris, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Spirit of Texas Bancshares, Inc. which the undersigned is entitled to vote at the 2021 Annual Meeting of Shareholders to be held virtually on May 27, 2021 at 12:00 pm, Local Time, and any adjournment or postponement thereof upon the proposals listed on the reverse side of this card as directed and upon such other matters as may be properly brought before the meeting or any adjournment or postponement thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS' RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Spirit of Texas Bancshares, Inc. Annual Meeting of Shareholders Please make your marks like this: X Use dark black pencil or pen only THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1 AND 2 PROPOSAL YOUR VOTE BOARD OF DIRECTORS RECOMMENDS 1. Election of Directors FOR WITHHOLD 1.01 Allen C. Jones, IV FOR 1.02 Akash J. Patel FOR 1.03 H. D. Patel FOR 1.04 Thomas C. Sooy FOR 2. To ratify the audit committee's appointment of BDO USA, LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2021 FOR AGAINST ABSTAIN FOR 3 To transact such other business as may properly come before the 2021 annual meeting or any adjournment or postponement thereof THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED You must register to attend the meeting online and/or participate at www.proxydocs.com/STXB Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date